                                                                    EXHIBIT 10.1



                        EVALUATION AND LICENSE AGREEMENT

                  This Evaluation and License Agreement (the "Agreement") is effective as of this 16th day of December, 1997 (the "Effective Date"), by and between PHARMACYCLICS, INC., a Delaware corporation, having a principal place of business at 995 E. Arques Avenue, Sunnyvale, CA 94086-4521 U.S.A ("Pharmacyclics") and ALCON PHARMACEUTICALS LTD., a Swiss corporation, having its principal place of business at Sinserstrasse 47, CH-6330 Cham, Switzerland ("Alcon").

                                   WITNESSETH

WHEREAS, Pharmacyclics has developed certain proprietary porphyrin-like, metal-containing agents, including PCI-0123 (as such term is defined below), which are potentially useful in ophthalmic applications; and

WHEREAS, Alcon wishes to evaluate PCI-0123 on an exclusive basis during a certain evaluation period in order to determine its commercial interest therein, and if it elects to do so, to secure worldwide exclusive rights to develop and commercialize products based thereon in the field of ophthalmology; and

WHEREAS, Pharmacyclics is willing to grant Alcon such exclusive evaluation rights during the evaluation period and, in the event Alcon makes an election, such worldwide, exclusive rights to so develop and commercialize products based thereon in the field of ophthalmology on the terms set forth in this Agreement;

NOW, THEREFORE, the Parties hereto mutually agree as follows:

1. DEFINITIONS. The following definitions will control the construction of each of the following terms wherever they appear in this
Agreement:

     1.1 AFFILIATE shall mean, as to a Party hereto, any person, corporation, company, partnership, joint venture, firm and/or other entity (a "Person") which controls, is controlled by or is under common control with such Party. For these purposes, "control" means direct or indirect ownership or control of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equitable interest in any other type of entity.

     1.2 ALCON INVENTIONS shall mean all inventions relating to Licensed Products in the Field made or discovered solely by employees or agents of Alcon, as well as Alcon's interest in inventions made or discovered jointly by employees or agents of Alcon and Pharmacyclics, all in the course of the conduct of the development of Licensed Products under this Agreement.

     1.3 ALCON PATENTS shall mean all patent applications claiming any Alcon Inventions and all patents issued pursuant to any such patent applications, and all substitutions, divisionals, reexaminations, reissues, renewals, continuations, continuations-in-part, extensions, supplementary protection certificates and foreign counterparts thereof.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

     1.4 COMPETITIVE PRODUCT shall mean any electromagnetic radiation-activated porphyrin or porphyrin analog product in the Field, other than the Licensed Product, which directly competes in the indication or indications for which the Licensed Product is then being developed, marketed or sold by Alcon.

     1.5 CONFIDENTIAL INFORMATION shall have the meaning set forth in Section 15.2.

     1.6  DETERMINATION shall have the meaning ascribed thereto in Section 2.8.

     1.7 DEVICE shall mean any light source and/or light delivery devices and related items (including, but not limited to diode chips) developed, produced and/or manufactured by or on behalf of Pharmacyclics for use in the photoactivation of the Licensed Product in the Field.

     1.8 DRUG SUBSTANCE shall mean a composition containing a Licensed Product in bulk form.

     1.9  EMEA shall mean European Medicines Evaluation Agency.

     1.10 EXTENDED LUTETIUM TEXAPHYRIN shall mean any Lutetium Texaphyrin owned or controlled by Pharmacyclics which does not fall within the definition of Licensed Product.

     1.11 EVALUATION PERIOD shall mean the period commencing on the Effective Date and terminating (*) after the Effective Date.

     1.12 EVALUATION PLAN shall have the meaning ascribed thereto in Section
2.1.

     1.13 FDA shall mean the United States Food and Drug Administration.

     1.14 FD&C ACT shall mean the United States Food, Drug and Cosmetic Act.

     1.15 FIELD shall mean the treatment of ophthalmic diseases or disorders.

     1.16 FILL AND FINISH shall mean the filling into final container and finishing of Drug Substance and packaging of finished Licensed Product.

     1.17 FIRST COMMERCIAL SALE shall mean the first sale of the Licensed Product for use, consumption or resale to any third party customer in the Field and in the Territory after all relevant approvals have been obtained. For purposes of this definition, Alcon Affiliates shall not be construed as third party customers.

     1.18 GOOD CLINICAL PRACTICES shall mean the clinical practices recognized by the FDA in its April 30, 1997 Consolidated Guideline on Good Clinical Practices and includes, but is not limited to, 21 CFR parts 50, 56, 312, and 812, as they may be amended from time to time.

     1.19 GOOD LABORATORY PRACTICES shall mean the laboratory practices covered by FDA regulations in 21 CFR part 58, as it may be amended from time to time.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.


                                       2.

     1.20 GOOD MANUFACTURING PRACTICES shall mean the manufacturing practices covered by FDA regulations in 21 CFR parts 210-226 and 820, as they may be amended from time to time.

     1.21 HEALTH AUTHORITY means the health regulatory agency of a particular country in the Territory.

     1.22 HC AGREEMENT shall mean that certain Master Process Development and Supply Agreement between Pharmacyclics and HCC dated September 6, 1996 for the manufacture and supply of Drug Substance.

     1.23 HCC shall mean the Hoechst Celanese Corporation or any successor in interest to the Hoechst Celanese Corporation under the HC Agreement.

     1.24 IND shall mean an Investigational New Drug Application filed with the FDA and any foreign counterparts thereof.

     1.25 LICENSED PRODUCT shall mean any therapeutic agent which contains PCI-0123 or any other Lutetium Texaphyrin. Notwithstanding anything in this Agreement, "Licensed Product" shall not include (i) any Lutetium Texaphyrin which is covalently bound to a biological molecule (e.g., sugars, nucleic acids, peptides, lipids, proteins, hormones, steroids, polynucleotides, carbohydrates and amino acids), which substantially enhances, relative to PCI-0123, in vivo biolocalization to an ophthalmic tissue associated with a specific ophthalmic disease; or (ii) any Lutetium Texaphyrin that is conjugated to a drug or biological agent having a mechanism of action that is different from the photosensitization mechanism of a Lutetium Texaphyrin; or (iii) any Lutetium Texaphyrin that is bound to a Non-Lutetium Texaphyrin.

     1.26 LUTETIUM TEXAPHYRIN shall mean any Texaphyrin owned or controlled by Pharmacyclics which contains lutetium.

     1.27 MA shall mean "Marketing Approval," the approval to market and commercially distribute a pharmaceutical product or medical device, exclusive of government price or reimbursement approval where applicable, by the FDA, the EMEA or by the Health Authority (or other appropriate regulatory agency) of a country within the Territory.

     1.28 MAA shall mean an application for MA submitted to the EMEA or other Health Authority.

     1.29 NDA shall mean a new drug application filed with the FDA.

     1.30 NET SALES shall mean the final invoiced selling price of Licensed Product, reduced by the following (to the extent the following are not already deducted in calculating the final invoiced selling price):

     a) rebates or coupon redemptions;

     b) transportation charges invoiced, including air freight and insurance;



                                       3.

     c) sales, use, excise or ad valorem taxes (to the extent borne by Alcon);

     d) rebates or discounts given to buying cooperatives;

     e) promotional, cash, trade or volume discounts;

     f) credits for returns and pricing adjustments; and

     g) allowances or credits to customers for spoiled, damaged or out-dated product.

In calculating Net Sales, goods placed in inventory or on consignment shall not be deemed sold until paid by customer. For purposes of this Agreement, Alcon's intracompany transfers or sales to Affiliates shall not be regarded as sales. Sales shall not include the distribution of complimentary samples.

     1.31 NON-LUTETIUM TEXAPHYRIN shall mean any Texaphyrin owned or controlled by Pharmacyclics which contains no lutetium.

     1.32 PARTY shall mean either Pharmacyclics or Alcon, as the context may require.

     1.33 PCI-0123 shall mean the Texaphyrin compound incorporating lutetium and having the structure shown in Appendix A and the IUPAC name as follows: Bis (acetato-O)[9,10-diethyl-20,21-bis[2-[2-(2-methoxyethoxy)ethoxy]ethoxy]-4,15-dimethyl-8,11-imino-6,3:16,13-dinitrilo-1,18-benzodiazacycloeicosine-5,14-dipropanolato-N1,N18, N23, N24, N25] lutetium hydrate.

     1.34 PCI-0123 FORMULATION shall mean PCI-0123 in final formulation for human dosing which meets the specifications set forth in Appendix F.

     1.35 PCI-0123 SUBSTANCE shall mean a composition containing PCI-0123 in bulk form which meets the specifications set forth in Appendix E.

     1.36 PHARMACYCLICS INVENTIONS shall mean all inventions relating to the Licensed Product or Device in the Field made or discovered solely by employees or agents of Pharmacyclics, as well as Pharmacyclics' interest in inventions made or discovered jointly by employees or agents of Pharmacyclics and Alcon, all in the course of the conduct of the development of the Licensed Product under this Agreement.

     1.37 PHARMACYCLICS KNOW-HOW shall mean: all non-patented inventions, know-how, technology, trade secrets, processes, data, methods and any physical, chemical or biological material or other information which: (i) Pharmacyclics owns, controls or has a license to (with a right to sublicense) as of the Effective Date or during the term of this Agreement; and (ii) relates to the development, Fill and Finish, use (including photoactivation by the Device), marketing, sale, importation and distribution of a Licensed Product or Device for use in the Field and in the Territory.



                                       4.

     1.38 PHARMACYCLICS PATENTS shall mean: (i) all patents and patent applications owned or controlled by or licensed to Pharmacyclics (with the right to grant sublicenses) in the Territory as of the Effective Date or during the term of this Agreement which are necessary or useful in connection with the development, use or sale of a Licensed Product or Device in the Field, including, without limitation, the patents and patent applications listed in Appendix B hereto; (ii) all patents issued pursuant to any such patent applications; and (iii) all substitutions, divisionals, reexaminations, reissues, renewals, continuations, continuations-in-part, extensions, and supplementary protection certificates of the patents described in (i) and (ii) of this definition.

     1.39 PHARMACYCLICS TECHNOLOGY shall mean the Pharmacyclics Inventions, Pharmacyclics Patents and Pharmacyclics Know-How.

     1.40 PHASE II shall mean that phase of clinical development as defined in the FD&C Act and applicable regulations promulgated thereunder.

     1.41 PHASE III shall mean that phase of clinical development as defined in the FD&C Act and applicable regulations promulgated thereunder.

     1.42 PDT OR PHOTODYNAMIC THERAPY shall mean the treatment of diseases of the eye by the application of light to the eye containing a photosensitizing therapeutic agent.

     1.43 PROGRAM shall mean the evaluation program carried out by Alcon pursuant to Article 2 focused on the use of PCI-0123 in treating diseases of the eye.

     1.44 PROGRAM INTELLECTUAL PROPERTY shall have the meaning ascribed thereto in Section 2.6.

     1.45 TERM shall have the meaning set forth in Article 13.

     1.46 TERRITORY shall mean all the countries and territories of the world.

     1.47 TEXAPHYRIN shall mean any molecule which has as its core structure the structure set forth on Appendix C.

     1.48 UT LICENSE shall mean that certain License Agreement, effective as of May 28, 1992, between Pharmacyclics and the University of Texas, a copy of which has been provided by Pharmacyclics to Alcon prior to the Effective Date.

2.   EVALUATION PROGRAM.

     2.1 PREPARATION AND CONDUCT OF EVALUATION PLAN. Attached hereto as Appendix D is a general plan (the "Evaluation Plan") which outlines the activities to be carried out by or on behalf of Alcon in the course of the Program. The Evaluation Plan also includes an initial forecast of Alcon's expected needs of PCI-0123 Substance and PCI-0123 Formulation for the Program. During the Evaluation Period, Alcon shall have the exclusive right to evaluate PCI-0123 for potential commercial development in the Field. Alcon shall diligently carry out the tasks and




                                       5.

activities under the Evaluation Plan with the goal of completing the Program within the Evaluation Period.

     2.2 COST OF THE PROGRAM. Alcon shall bear all costs and expenses in connection with the Program. Within thirty (30) days of receipt of an invoice therefore, Alcon shall reimburse Pharmacyclics for agreed upon direct expenses incurred by Pharmacyclics in connection with the Program, including, but not limited to, Pharmacyclics' direct cost to supply Devices and, as more fully described in Section 2.4, PCI-0123 Substance and PCI-0123 Formulation.

     2.3 COMPLIANCE WITH LAW. Alcon undertakes to comply at all times with the applicable laws and regulations of the FDA and any other governmental requirements which apply to activities to be performed pursuant to the Evaluation Plan, including, but not limited to, safety regulations and regulations relating to the handling and disposal of animals.

     2.4 SUPPLY OF PCI-0123 SUBSTANCE AND PCI-0123 FORMULATION.

          (a) Pharmacyclics will supply Alcon with PCI-0123 Substance and PCI-0123 Formulation in amounts sufficient to carry out the Program.

          (b) The price of all PCI-0123 Substance and PCI-0123 Formulation supplied to Alcon pursuant to Section 2.4(a) shall be equal to (*) for the respective form of PCI-0123.

          (c) Alcon will provide written purchase orders to Pharmacyclics for the PCI-0123 Substance and PCI-0123 Formulation required for conducting the Program. With each order, Alcon will provide a forecast of its requirements for three calendar months thereafter. Pharmacyclics will deliver or cause to be delivered PCI-0123 Substance and PCI-0123 Formulation within thirty (30) days from receipt of an order from Alcon or at a later date if so requested in the order. In the event Pharmacyclics fails to timely deliver the PCI-0123 Substance and/or PCI-0123 Formulation in accordance with this subsection 2.4(c), Alcon's sole remedy shall be to extend the Evaluation Period for an amount of time corresponding to the delay of any such delivery. Delivery is made EXW (Incoterms
1990) Pharmacyclics facility in Sunnyvale.

     2.5 ACQUISITION OF DEVICE. Upon reasonable request by Alcon, Pharmacyclics shall assist Alcon in the acquisition of a Device suitable for pre-clinical and clinical studies of a Licensed Product in the Field. Alcon shall reimburse Pharmacyclics for any expenses pre-approved by Alcon which were incurred by Pharmacyclics in assisting Alcon with the acquisition of the Device.

     2.6 INTELLECTUAL PROPERTY DEVELOPED DURING THE EVALUATION PERIOD. Ownership of any and all patentable and non-patentable inventions, know-how, technology, data, and analyses of results relating to PCI-0123, PCI-0123 Substance, PCI-0123 Formulation and/or Devices that are developed in the performance of the Program (the "Program Intellectual Property") that are developed by employees, agents or others acting on behalf of Pharmacyclics or Alcon shall be owned by Pharmacyclics without further consideration or royalty obligation. Alcon shall take all necessary actions to assign, and to have its employees and agents assign, such Program Intellectual Property to Pharmacyclics. In the event Alcon makes the Determination, all such


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

                                       6.

Program Intellectual Property shall be deemed to be part of the Pharmacyclics Technology. Regardless of whether Alcon makes the Determination, Pharmacyclics hereby grants a perpetual, worldwide, non-exclusive royalty-free license to Alcon to practice the Program Intellectual Property that is developed by employees, agents or others acting on behalf of Alcon for all purposes except to develop, make, use, sell, offer for sale or import Texaphyrins.

     2.7  EXCHANGE OF INFORMATION; REPORTS DURING THE EVALUATION PERIOD.

          (a) Pharmacyclics shall make available to Alcon such Pharmacyclics Know-How, regulatory reports, communiques, chemistry, stability and safety data on PCI-0123, and information on the Device, as Pharmacyclics has in its possession, subject to any confidentiality agreements between Pharmacyclics and third parties, as are necessary or useful to accomplishing the goals of the Evaluation Plan. Pharmacyclics' technical personnel will be reasonably available to consult with Alcon from time-to-time to assist in the accomplishment of the Evaluation Plan; provided that Alcon shall reimburse Pharmacyclics for all expenses which are incurred by Pharmacyclics' employees and consultants under this Section 2.7(a); provided, however, such expenses are pre-approved by Alcon.

          (b) Upon reasonable prior notice, Alcon shall allow technical personnel and consultants of Pharmacyclics to access all Program data generated during the Program. Also upon reasonable notice, Alcon personnel involved in the Program shall be available for discussions with Pharmacyclics personnel regarding the progress of the Program. Alcon shall make monthly telephonic or written reports to Pharmacyclics about the status of the Program. In addition, Alcon shall make detailed quarterly written reports to Pharmacyclics. Such quarterly reports shall contain detailed summaries of all pertinent information that was obtained in the course of the Program and Program Intellectual Property that was developed by Alcon during the period covered by the report. In the event that, based on such detailed summaries, Pharmacyclics wishes to review any underlying data arising from the Program and/or Alcon's analyses of the results of the Program, Alcon shall make such data and analyses available to Pharmacyclics and, upon the reasonable request of Pharmacyclics, Alcon will provide copies of such data and/or analyses to Pharmacyclics. Formal status meetings shall be held quarterly and may be held by teleconference. Within thirty (30) days from the end of the Evaluation Period, Alcon shall provide to Pharmacyclics a draft of a final written report and, within sixty (60) days from the end of the Evaluation Period, a final written report, which shall include all information, data and analyses of the results that were obtained and Program Intellectual Property that was developed by Alcon in the course of the Program.

          (c) Alcon shall allow clinical personnel and consultants of Pharmacyclics, at their own expense and without interfering with Alcon personnel and investigators to visit the clinical trials sites, if any, wherein clinical trials are being conducted by or on behalf of Alcon in the course of the Program. In the event Pharmacyclics desires to visit a particular clinical trial site, it shall notify Alcon of the time and place it desires to visit. Based on Pharmacyclics request, Alcon shall arrange a visit to the particular trial site, at a mutually agreed upon time, and shall accompany Pharmacyclics personnel on their visit to the particular clinical site. Notwithstanding anything in this
Section 2.7(c), Pharmacyclics personnel shall not monitor, direct or attempt to direct any of the Alcon investigators in carrying out their clinical responsibilities.





                                       7.

          (d) Pharmacyclics shall also make quarterly written reports to Alcon regarding the progress of Pharmacyclics and HCC in producing PCI-0123 Substance which complies with the specifications of Appendix E, part II.

          (e) Alcon will be responsible for the administrative handling of all filings and other communications with Health Authorities during the Evaluation Period (including, but not limited to, INDs) in all countries of the Territory for the Licensed Product and the Device in the Field (collectively, the "Evaluation Period Regulatory Filings"), unless otherwise required by the Device manufacturer or required by the laws or regulations of the applicable jurisdiction. Alcon shall use best efforts to give Pharmacyclics the opportunity to comment upon, prior to filing, all Evaluation Period Regulatory Filings, in order to advise Alcon of any possible improvements of the proposed filings Pharmacyclics believes to be necessary or useful, provided, however, Pharmacyclics shall provide its comments on a given Evaluation Period Regulatory Filing, if any, to Alcon within three (3) business days of Pharmacyclics' receipt of such filing. It is understood that Alcon may provide components of such Evaluation Period Regulatory Filings to Pharmacyclics in a piecemeal manner, as such components are prepared by Alcon. Alcon shall in good faith consider Pharmacyclics' opinion and advice when filing the Evaluation Period Regulatory Filings. Notwithstanding the foregoing, in all events the final decision as to the content and timing of such filings shall be made by Alcon. Alcon will pay all fees and expenses related thereto. Alcon shall keep Pharmacyclics informed of the status of Evaluation Period Regulatory Filings on an ongoing and timely basis, including, providing copies of all Evaluation Period Regulatory Filings and any supplements or amendments thereto, to Pharmacyclics. During the Evaluation Period, Alcon shall be the sole holder of the Evaluation Period Regulatory Filings, and will at its own expense, be responsible for all administrative matters necessary to compile and submit the Evaluation Period Regulatory Filings for the Licensed Product in each country of the Territory. During the Evaluation Period, Alcon shall also be responsible for maintaining the Evaluation Period Regulatory Filings and will bear the registration renewal fees for the Evaluation Period Regulatory Filings of the Licensed Product in each country of the Territory in which same are filed. In the event Alcon makes the Determination, the Evaluation Period Regulatory Filings shall be deemed to be "Regulatory Filings" for purposes of Section 9.1.

     2.8 DEVELOPMENT AND COMMERCIALIZATION DETERMINATION. During the Evaluation Period, Alcon shall evaluate development and commercialization opportunities for Licensed Products in the Field. Not later than forty-five (45) days after the end of the Evaluation Period, Alcon shall notify Pharmacyclics in writing whether or not it desires to go forward and pursue additional development and commercialization of Licensed Products in the Field. In the event Alcon determines to so continue such development and commercialization (the "Determination") it shall provide Pharmacyclics with written notice of its decision and shall pay Pharmacyclics the license fee pursuant to Section 4.2. In the event that Alcon chooses not to so continue, (i) this Agreement shall terminate immediately, (ii) all rights of Alcon created by this Agreement with regard to Licensed Products shall expire, except as provided in Section 2.6,
(iii) Pharmacyclics shall be free to pursue the development and commercialization of Licensed Products alone, through or in collaboration with, a third party, (iv) Alcon shall return any and all remaining quantities of PCI-0123 Substance, PCI-0123 Formulation, any materials derived from PCI-0123 Substance or PCI-0123 Formulation, all Devices (except for Devices that have been purchased by Alcon from Pharmacyclics or a third party), all Program Intellectual Property and data, and all




                                       8.

other Pharmacyclics Confidential Information and (v) Alcon shall assign or otherwise transfer to Pharmacyclics all Evaluation Period Regulatory Filings.

3.   LICENSE GRANTS; EXCLUSIVITY.

     3.1 DEVELOPMENT AND EVALUATION LICENSES. Subject to the terms and conditions of this Agreement and effective only in the event of a Determination, Pharmacyclics hereby grants to Alcon an exclusive (even as to Pharmacyclics) sublicense under the Pharmacyclics Technology governed by the UT License and an exclusive (even as to Pharmacyclics) license under all other Pharmacyclics Technology, to conduct clinical development in humans of Licensed Products for use in the Field and in the Territory. Subject to the terms and conditions of this Agreement and effective only in the event of a Determination, Pharmacyclics hereby grants to Alcon an exclusive (except as to Pharmacyclics) sublicense under the Pharmacyclics Technology governed by the UT License and an exclusive (except as to Pharmacyclics) license under all other Pharmacyclics Technology, to evaluate Licensed Products for use in the Field and in the Territory.

     3.2 COMMERCIALIZATION LICENSE. Subject to the terms and conditions of this Agreement, and effective only in the event of a Determination, Pharmacyclics hereby grants to Alcon an exclusive (even as to Pharmacyclics) sublicense under the Pharmacyclics Technology governed by the UT License and an exclusive (even as to Pharmacyclics) license under all other Pharmacyclics Technology, to import, Fill and Finish, market, sell, offer for sale and distribute Licensed Products for use in the Field and in the Territory.

     3.3 UT LICENSE. Alcon acknowledges and understands that the licenses to the Pharmacyclics Technology granted to Alcon under Sections 3.1 and 3.2 contemplate sublicenses of certain of such Pharmacyclics Technology under and pursuant to the UT License, and that such sublicensed Pharmacyclics Technology is subject to any rights retained by the University of Texas, including, without limitation, rights with respect to patent infringement, prosecution and maintenance under Sections 7 and 13 of the UT License, or retained by the United States government pursuant to the UT License.

     3.4 SUBLICENSE RIGHTS. Alcon shall have the right to sublicense the licenses granted in Sections 3.1 and 3.2, subject to the prior written approval of Pharmacyclics, which approval shall not be unreasonably withheld or delayed, so long as each sublicensee agrees to be bound mutatis mutandis by all of the terms and conditions of this Agreement, except that no consent of Pharmacyclics shall be required for sublicenses to Affiliates of Alcon.

     3.5 RIGHTS UPON EXPIRATION. Upon the expiration of Alcon's obligations to pay royalties pursuant to Section 4.5, and provided that this Agreement has not been terminated early pursuant to Article 14, Alcon's license rights granted hereunder with respect to Licensed Products then sold by Alcon and/or its Affiliates shall become paid-up, royalty-free, irrevocable and perpetual.

     3.6 EXCLUSIVITY; RIGHT OF FIRST NEGOTIATION.




                                       9.

          (a) EXCHANGE OF INFORMATION; REPORTS DURING POST-EVALUATION PERIOD. During the post-Evaluation Period of this Agreement, Pharmacyclics and Alcon personnel shall routinely, but not less than annually, conduct meetings for purposes of disclosing to Alcon any information Pharmacyclics has in its possession relative to any Texaphyrins, including Extended Lutetium Texaphyrins and Non-Lutetium Texaphyrins, or any other chemical entities which Pharmacyclics believes may have application in the Field. The foregoing sentence: (i) shall not apply to information which Pharmacyclics is contractually precluded from disclosing and (ii) shall not apply with respect to Texaphyrins and any other chemical entities which (x) Alcon has indicated, pursuant to Subsection 3.6(c)(1) or 3.6(c)(2), it is not interested in developing and commercializing and (y) Pharmacyclics is developing and commercializing, either on its own or with a third party.

          (b) MACULAR DEGENERATION RETINOPATHY. For so long as Alcon is developing one or more Licensed Products in the field of macular degeneration retinopathy, Alcon shall have the exclusive right, during the period running from the Effective Date and ending upon the earlier of (i) Alcon's receipt of its first MA or NDA approval for a Licensed Product or (ii) (*) year anniversary of the Effective Date, to evaluate any Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin in the field of macular degeneration retinopathy, and the exclusive right to negotiate a separate agreement with Pharmacyclics for a license to any Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin in the field of macular degeneration retinopathy. For the avoidance of any doubt, for so long as Alcon is developing one or more Licensed Products in the field of macular degeneration retinopathy, Pharmacyclics shall not enter into a license agreement or negotiate a license, covenant or other technology transfer agreement, including a screening agreement, with any third party relating to an Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin for use in the field of macular degeneration retinopathy prior to the earlier of (i) Alcon's receipt of its first MA or NDA approval for a Licensed Product, or (ii) (*) year anniversary of the Effective Date. Following the earlier date of the preceding sentence, in the event Pharmacyclics obtains bona fide animal or human data which suggests the likelihood of improved efficacy, safety and/or performance of an Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin over a Licensed Product in the treatment of macular degeneration retinopathy, Pharmacyclics shall be free to engage in negotiations with third parties for the license of such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin for use in treating such macular degeneration retinopathy; provided, however, Pharmacyclics first offers to negotiate with Alcon for a license of such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin for the treatment of such macular degeneration retinopathy, pursuant to Section 3.6(c).

          (c) RIGHT OF FIRST NEGOTIATION.

               (1) EXTENDED LUTETIUM TEXAPHYRINS, NON-LUTETIUM TEXAPHYRINS. Subject to this Section 3.6, in the event Pharmacyclics desires to sell or license the rights to an Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin in the Field and has obtained bona fide animal or human data which suggests the likelihood that such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin has application in the Field, Pharmacyclics shall provide written notice ("Additional Texaphyrins Notice") to Alcon. The Additional Texaphyrins Notice shall contain a description of the Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin, along with a detailed description of such animal or human data. Within thirty (30) days of receipt of the

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.


                                      10.

Additional Texaphyrins Notice from Pharmacyclics, Alcon shall provide a written notice ("Alcon Interest Notice") to Pharmacyclics indicating whether it is interested in developing and commercializing such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin in the Field. If Alcon is not interested, Pharmacyclics shall have no obligations to Alcon with respect to such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin. If Alcon is interested in licensing such Texaphyrin, the parties shall negotiate in good faith an agreement for the development and commercialization of such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin in the Field. In the event the parties are unable to reach such an agreement within ninety (90) days of the date of the Alcon Interest Notice, Pharmacyclics shall be free to develop and commercialize such Extended Lutetium Texaphyrin or Non-Lutetium Texaphyrin in all fields and/or enter into an agreement with a third party to do so; provided, however, that Pharmacyclics shall not enter into such agreement with a third party which contains terms less favorable to Pharmacyclics than those last offered by Alcon pursuant to the preceding sentence, without first offering such less favorable terms to Alcon. As used in the preceding sentence, the term "less favorable terms" shall be construed to mean the basic financial terms, i.e., licensing fees, milestone fees, royalty payments and the financial value of any cross-licensing provision that are, in totality, less favorable than the same basic financial terms last offered by Alcon under this Section 3.6(c)(1).

               (2) OTHER PHARMACYCLICS COMPOUNDS. In the event Pharmacyclics desires to grant a license to any other compound for use in the Field, other than an Extended Lutetium Texaphyrin or a Non-Lutetium Texaphyrin (an "Other Compound"), Pharmacyclics shall provide written notice to Alcon. Within thirty
(30) days of receipt of such notice from Pharmacyclics, Alcon shall provide a written notice (the "Other Compound Interest Notice") to Pharmacyclics indicating whether it is interested in developing and commercializing such Other Compound in the Field under this Subsection 3.6(c)(2). If Alcon is not interested, Pharmacyclics shall have no obligations to Alcon with respect to Other Compound. If Alcon is interested in licensing such Other Compound, the parties shall negotiate in good faith an agreement for the development and commercialization of such Other Compound in the Field. In the event the parties are unable to reach such an agreement within ninety (90) days of the Other Compound Interest Notice, Pharmacyclics shall be free to develop and commercialize such Other Compound in any field and/or enter into an agreement with a third party to do so.

          (d) DILIGENCE. In the event Alcon licenses an Extended Lutetium Texaphyrin or a Non-Lutetium Texaphyrin (a "Second Generation Product") from Pharmacyclics, pursuant to a separate license agreement entered into as provided for in Section 3.6(b) or (c) (a "Second License Agreement"), for use in treating the same pathology as the pathology for which a Licensed Product, at the time, is being developed or commercialized by Alcon (the "Common Pathology"), and if, in the course of developing such Second Generation Product, Alcon makes a good faith determination that the Second Generation Product demonstrates improved efficacy, safety and/or performance over Licensed Product for treatment of the Common Pathology and therefore Alcon ceases all development and commercialization of Licensed Product for the Common Pathology, then the diligence requirements of Sections 8.2 and 8.3 of this Agreement will be waived for the Licensed Product for the Common Pathology and, as will be set forth in the Second License Agreement, diligence obligations similar to those set forth in Sections 8.2 and 8.3 of this Agreement will be apply with respect to the Second Generation Product for the Common Pathology.




                                      11.

     3.7 COVENANTS OF ALCON. Subject to the terms of this Agreement, and during the Term of this Agreement, Alcon covenants that it shall not, nor shall it permit any Affiliate to, use or practice directly or indirectly any Pharmacyclics Know-How, and, until expiration of the applicable patent, any inventions claimed in any Pharmacyclics Patents, for any purposes other than those explicitly contemplated by this Agreement. Alcon shall ensure that any permitted sublicense under this Agreement shall contain terms with the same effect as this Section 3.7, and agrees that it will, at Pharmacyclics' request, take all measures necessary to enforce the pertinent terms of such sublicense against the sublicensee.

     3.8 COMPETITIVE PRODUCTS.

          (a) Following the Determination and during the Term of this Agreement in the event that Alcon (i) initiates human clinical trials of a Competitive Product with the intention of commercializing such Competitive Product during the Term of this Agreement; (ii) initiates commercial sale of a Competitive Product; or (iii) enters into an agreement pursuant to which it acquires rights to a Competitive Product (whether by assignment, license or otherwise) with the intention of commercializing such Competitive Product during the Term of this Agreement, other than an agreement described in Section 3.8(b), then Pharmacyclics shall have the right to immediately terminate this Agreement. Alcon shall promptly notify Pharmacyclics if it undertakes any of the above activities.

          (b) In the event Alcon acquires a third party entity and such third party entity was, at the time of such acquisition, developing or commercializing a Competitive Product (an "Acquired Company Competitive Product"), Alcon shall provide written notice of such acquisition and a description of the Acquired Company Competitive Product to Pharmacyclics and the following shall apply:

               (i) if, at the time of such acquisition, the Acquired Company Competitive Product has received MA anywhere in the Territory and the Licensed Product has not yet received MA anywhere in the Territory, Alcon shall continue with development of the Licensed Product as set forth in this Agreement (including, but not limited to, in accordance with Sections 8.1 and 8.2). Within thirty (30) days of the date upon which the Licensed Product receives MA anywhere in the Territory, Alcon shall elect whether to (x) continue commercializing the Acquired Company Competitive Product in the Territory or (y) commence commercializing Licensed Product in the Territory and shall provide written notice to Pharmacyclics indicating which option it has elected. In the event Alcon elects to continue commercializing the Acquired Company Competitive Product in the Territory, then Pharmacyclics shall have the right to immediately terminate this Agreement. In the event Alcon elects to commence commercializing Licensed Product in the Territory, then Alcon shall, within (*) of such election, cease marketing and selling (and enabling third parties to market and sell) Acquired Company Competitive Product in the Territory.

               (ii) if, at the time of such acquisition, the Acquired Company Competitive Product has not yet received MA anywhere in the Territory and the Licensed Product has received MA anywhere in the Territory, Alcon may continue with development of the Acquired Company Competitive Product. Within thirty (30) days of the date upon which the


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.




                                      12.

Acquired Company Competitive Product receives MA anywhere in the Territory, Alcon shall elect whether to (x) continue commercializing the Licensed Product in the Territory or (y) commence commercializing Acquired Company Competitive Product in the Territory and shall provide written notice to Pharmacyclics indicating which option it has elected. In the event Alcon elects to commence commercializing the Acquired Company Competitive Product in the Territory, then Pharmacyclics shall have the right to immediately terminate this Agreement. In the event Alcon elects to continue commercializing Licensed Product in the Territory, then Alcon shall not market or sell (or enable third parties to market or sell) Acquired Company Competitive Product in the Territory.

               (iii) if, at the time of such acquisition, the Acquired Company Competitive Product has not yet received MA anywhere in the Territory and the Licensed Product has not yet received MA anywhere in the Territory, Alcon shall continue with development of the Licensed Product as set forth in this Agreement (including, but not limited to, in accordance with Sections 8.1 and 8.2) and may also elect to develop the Acquired Company Competitive Product. Within thirty
(30) days of the later of (m) the date upon which the Licensed Product receives MA anywhere in the Territory and (n) the date upon which the Acquired Company Competitive Product receives MA anywhere in the Territory, Alcon shall elect whether it wishes to (x) commercialize the Acquired Company Competitive Product in the Territory or (y) commercialize Licensed Product in the Territory and shall provide written notice to Pharmacyclics indicating which option it has elected. In the event Alcon elects to commercialize the Acquired Company Competitive Product in the Territory, then Pharmacyclics shall have the right to immediately terminate this Agreement. In the event Alcon elects to commercialize Licensed Product in the Territory, then Alcon shall either (p) commencing on the date of such election, not market or sell (or enable third parties to market or sell) Acquired Company Competitive Product in the Territory (in the event the Licensed Product received MA first) or (q) within (*) of such election, cease marketing and selling (and enabling third parties to market and sell) Acquired Company Competitive Product in the Territory (in the event the Acquired Company Competitive Product received MA first).

               (iv) if, at the time of such acquisition, the Acquired Company Competitive Product has received MA anywhere in the Territory and the Licensed Product has received MA anywhere in the Territory, Alcon shall, within thirty
(30) days of such acquisition, elect whether it wishes to (x) continue commercializing the Acquired Company Competitive Product in the Territory or (y) continue commercializing Licensed Product in the Territory and shall provide written notice to Pharmacyclics indicating which option it has elected. In the event Alcon elects to continue commercializing the Acquired Company Competitive Product in the Territory, then Pharmacyclics shall have the right to immediately terminate this Agreement. In the event Alcon elects to continue commercializing Licensed Product in the Territory, then Alcon shall, within (*) of such election, cease marketing and selling (and enabling third parties to market and sell) Acquired Company Competitive Product in the Territory.

For purposes of Subsections 3.8(b)(i), (ii), (iii) and (iv), inclusion of the phrases "enabling third parties to market and sell" and "enable third parties to market or sell" shall not be deemed to preclude Alcon from selling outright to a third party all rights to the Acquired Company


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.



                                      13.

Competitive Product (including applicable patent rights, MAs and trademarks), thereby enabling such third party to market and sell the Acquired Company Competitive Product.

     3.9 DEVELOPMENT OF LICENSED PRODUCTS OUTSIDE THE FIELD.

          (a) In the event that Pharmacyclics enters into an agreement with any third party for the development, marketing and sale of a Licensed Product which has the same chemical structure as a Licensed Product then under development or commercialized by Alcon (a "Third Party Compound") for indications outside the Field, but for sale in the Territory (a "Third Party Agreement"), it will ensure that:

               (i) The proposed Third Party Compound differs in its formulation in such a manner that prescribing physicians could not reasonably be expected to substitute in the marketplace such Third Party Compound for the Licensed Product(s) then being developed or commercialized by Alcon in the Field; or

               (ii) The proposed development program differs in such other respects from the Alcon development program hereunder or its anticipated commercialized Licensed Product then under development so as to otherwise ensure that the substitution referred to in (i) above could not reasonably be expected to occur.

It is expressly acknowledged that, as of the Effective Date, Pharmacyclics has entered into a Third Party Agreement with Nycomed Imaging AS ("Nycomed"), whereby Nycomed has been granted a license to develop, market and sell PCI-0123 and/or other Lutetium Texaphyrins outside the Field in certain countries in the Territory. In addition, it is expressly acknowledged that Pharmacyclics may enter into other Third Party Agreements in the future.

          (b) From and after the date Pharmacyclics enters into such Third Party Agreement, each Party agrees and understands that Alcon will not be permitted to modify any Licensed Product, whether with respect to its formulation or otherwise, where such modification would materially increase the likelihood that prescribing physicians reasonably would substitute in the marketplace such Licensed Product for one or more Third Party Compounds then being developed and/or sold for use outside the Field but for sale in the Territory. Alcon will ensure that any permitted sublicense under this Agreement contains terms with the same effect as this Section 3.9. Upon entering into any such Third Party Agreement, Pharmacyclics agrees to disclose to Alcon in confidence those portions of such Third Party Agreement that are reasonably necessary to demonstrate compliance with this Section 3.9.

          (c) Pharmacyclics agrees to keep Alcon reasonably informed as to the development programs under any Third Party Agreements, subject to the confidentiality provisions of Article 15, in order to allow Alcon to monitor Pharmacyclics' compliance with its obligations under this Section 3.9. Alcon agrees to inform Pharmacyclics promptly of any adverse implications of such third party development programs anticipated by Alcon and Pharmacyclics agrees to meet with Alcon in good faith to address such adverse implications.



                                      14.

          (d) In the event that, despite the Parties' compliance with their obligations under Subsections (a), (b) and (c) above, (x) a Third Party Compound which is marketed or sold for use outside the Field and in the Territory is nonetheless substituted in the marketplace for a Licensed Product marketed and sold by Alcon, its Affiliates or sublicensees hereunder and/or (y) a Licensed Product which is marketed and sold by Alcon, its Affiliates or sublicensees for use in the Field and in the Territory but is nonetheless substituted in the marketplace for Third Party Compound for use outside the Field and in the Territory, the following shall apply:

               (i) Alcon shall provide to Pharmacyclics any and all audit data collected by Alcon in its normal course of business with respect to (a) Alcon's sales of Licensed Product used in the Field and in the Territory, (b) Alcon's sales of Licensed Products used outside the Field in the Territory, (c) sales of Third Party Compounds used in the Field and the Territory, and (d) sales of Third Party Compounds used outside the Field in the Territory;

               (ii) Pharmacyclics shall require that any and all third party licensees under all Third Party Agreements provide to Pharmacyclics all audit data collected by such third party with respect to the sales referenced in Subsection (i) above and, subject to Article 15, Pharmacyclics shall provide such data to Alcon;

               (iii) Alcon shall analyze all data developed by Alcon and provided by Pharmacyclics' third party licensees and shall first develop a methodology for determining the extent and nature of sales of Licensed Products by Alcon outside the Field and by such third party licensees within the Field, in the Territory (the "Audit Methodology") which shall be subject to the approval of Pharmacyclics and the third party licensee(s). Upon such approval, Alcon shall then determine the sales for each party using the agreed to Audit Methodology and all audit data developed by Alcon and provided by Pharmacyclics under Subsection (i) and (ii) above. In the event data is required to determine Alcon's sales of Licensed Product used outside the Field, in addition to that provided by Pharmacyclics under Subsection (ii), Alcon will reimburse Pharmacyclics for all reasonable costs associated with Pharmacyclics', or the third party licensees' collection of such additional data. In the event data is required to determine sales of Third Party Compounds used in the Field, in addition to that provided by Alcon under Subsection (i), Pharmacyclics will reimburse Alcon for all reasonable costs associated with Alcon's collection of such additional data. Alcon will be responsible for collecting all data outside the scope of normal business of Pharmacyclics or its third party licensee(s) relating to the sale of Licensed Product used outside the Field. The Audit Methodology shall be the sole mechanism for reconciling the appropriate net profit to each of Alcon and such third party licensees, as well as the royalty owed Pharmacyclics for sales of such Licensed Product, in the Territory.

     3.10 MODIFICATIONS TO LICENSED PRODUCT. Alcon agrees that it shall not make any changes to the chemical structure of any Licensed Product except upon the prior written approval of Pharmacyclics. In the event Alcon wishes to make a change to the formulation of a Licensed Product, it will provide written notice of such proposed change to Pharmacyclics, so that Pharmacyclics can comply with its obligations under Section 3.9(a) (as well as with similar obligations in Third Party Agreements) and Alcon can comply with its obligations under Section 3.9(b).



                                      15.

     3.11 ADDITIONAL LICENSED PRODUCTS. The parties acknowledge and agree that nothing contained in this agreement shall obligate Pharmacyclics to develop or supply to Alcon any Licensed Product other than PCI-0123. In the event the parties agree that Pharmacyclics should develop and/or supply any additional Licensed Products to Alcon for use in the Field, such development shall be undertaken pursuant to a separate development agreement between the parties; provided, however, such separate development agreement shall only financially obligate Alcon to reimburse Pharmacyclics for its reasonable development costs and supply of any such additional Licensed Products, and shall not contain any other financial terms, including, but not limited to, licensing fees or milestone payments provided further, however, subject to Section 4.3(d), the milestone payments and royalties set forth in Sections 4.3 and 4.4 shall apply to the development and commercialization of such additional Licensed Products.

4.   LICENSE FEE, MILESTONE PAYMENTS AND ROYALTIES.

     4.1 TECHNOLOGY ACCESS FEE. In consideration of the rights granted by Pharmacyclics to Alcon hereunder and the access to and use of Pharmacyclics Technology during the Program, Alcon shall pay or cause to be paid to Pharmacyclics a non-refundable technology access fee equal to (*) within ten
(10) days of the Effective Date.

     4.2 LICENSE FEE. A non-refundable license fee of (*) shall be due upon the Determination.

     4.3 MILESTONE PAYMENTS. In consideration of the licenses granted by Pharmacyclics under Sections 3.1 and 3.2, following the Determination, Alcon shall make non-refundable payments to Pharmacyclics, as follows:

          (a) upon the completion of Phase II or the beginning of Phase III for the Licensed Product, whichever is earlier, (*);

          (b) upon the filing of the first NDA or MAA for the Licensed Product, (*); and

          (c) upon the first NDA Approval or receipt of the first MA for the Licensed Product, (*) of such amount shall be credited against amounts due pursuant to Section 4.4, provided, however, in each calendar year, such credit shall not exceed the lesser of (*) of the royalty otherwise due to Pharmacyclics under Section 4.4(a) for such year.

          (d) After a given milestone payment has been made under this Section 4.3, the same milestone payment shall not be due again for the subsequent development of any Licensed Product (including for any Licensed Products developed pursuant to a separate development agreement as described in Section 3.11). For the avoidance of any doubt, once Alcon pays Pharmacyclics (*) in Milestone Payments required under this Section 4.3 for the development of a Licensed Product, no other Milestone Payments shall ever be due by Alcon for the subsequent development of any other Licensed Product.

     4.4 ROYALTIES.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

                                      16.

          (a) Subject to Sections 4.4(c) and (d), in exchange for the Licenses granted under Section 3.1 and 3.2, Alcon shall also pay to Pharmacyclics a marginal royalty on annual, aggregate Net Sales of all Licensed Products in all countries of the Territory (the "Net Sales Base"), as set forth below:

          (*) of all Net Sales up to (*); and

          (*) of all Net Sales in the range of (*); and

          (*) of all Net Sales in excess of (*).

          (b) Subject to Section 4.4(c), in addition to the royalties paid to Pharmacyclics under Section 4.4(a), and in consideration for the rights sublicensed to Alcon through the UT License, Alcon shall also pay to Pharmacyclics a royalty, on annual, aggregate Net Sales of all Licensed Products in all countries of the Territory, as follows:

          (*) of all Net Sales in the range of (*); and

          (*) of all Net Sales in excess (*).

In the event amounts due the University of Texas by Pharmacyclics on sales of Licensed Product are to be reduced pursuant to Section 5.4 of the UT License, Alcon will provide Pharmacyclics with any data obtained by Alcon in Alcon's normal course of business which is necessary or useful for Pharmacyclics to calculate the reduced amount due from Pharmacyclics to the University of Texas.

For the avoidance of any doubt, the above royalty rates of Subsections 4.4(a) and 4.4(b) are based on Net Sales accrued during each annual period ending December 31st. As such, the royalty rates are based on each new calendar year, and are not cumulative across years (i.e., successive years' Net Sales are not added together in calculating Net Sales for royalty rate determination).

          (c)

               (i) COMBINATION PRODUCTS. In the event a Licensed Product is combined with other pharmaceutical agents for sales to third parties, for purposes of calculating Net Sales for Sections 4.4(a) and 4.4(b), the Net Sales attributable to sales of the Licensed Product will be a pro rata share of the Net Sales attributable to the combined product, based on the ratio P1/(P1 + P2), where

          P1 = the fair market value of the Licensed Product;

          P2= the fair market value of the other pharmaceutical agents (the "Other Agents").

If the Licensed Product is sold as a stand-alone product, the "fair market value" of P1 will be the selling price of the stand-alone Licensed Product. If the Other Components are sold as stand-alone products, the "fair market value" of P2 will be the sum of the selling prices of the Other Agents as stand-alone products. If the Licensed Product and/or the Other Agents are not sold as


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

                                      17.

stand-alone products, then the ratio P1/(P1 + P2) shall be determined by Alcon and Pharmacyclics in good faith based on the relative fair market values of the Licensed Product and the Other Agents as determined by mutual agreement of the parties or, if the parties cannot agree on such ratio, the ratio P1/(P1 + P2) shall be determined by a third party expert in such matters. Such third party expert shall be jointly selected by the parties.

               (ii) KITS, SYSTEMS. In the event that a Licensed Product is sold in combination with or as part of a kit, package or system, for purposes of calculating Net Sales for Sections 4.4(a) and 4.4(b), the Net Sales attributable to sales of the Licensed Product will be based on Alcon's average selling price for the stand alone Licensed Product as represented in Alcon's price catalogue.

          (d) Notwithstanding anything in this Section 4.4, in any country of the Territory in which:

          (x) a Competitive Product consisting of a Lutetium Texaphyrin is marketed by a third party for the same indication in the Field for which Alcon or an Alcon Affiliate or an Alcon sublicensee is marketing Licensed Product; and

          (y) the sales of such Competitive Product are having a material adverse effect on the sales of Licensed Product; and

          (z) either (i) no Pharmacyclics Patents exist to protect Alcon's exclusive sale of a Licensed Product in the Field or (ii) the Pharmacyclics Patents have expired, have been invalidated or have otherwise held unenforceable, then, for purposes of calculating Net Sales for Section 4.4(a), Net Sales shall be reduced (*), by multiplying Net Sales by the factor (*). In all other countries where there is no such Competitive Product, Net Sales shall not be reduced.


     4.5 DURATION OF ROYALTY PAYMENTS. Pursuant to Section 4.4, Alcon shall pay to Pharmacyclics the royalties set forth in Section 4.4 on the Net Sales of each Licensed Product in the Territory on a country-by-country basis, for the longer of: (i) the last to expire of the Pharmacyclics Patent(s) which protect Alcon's exclusive sale of a Licensed Product in that country; or (ii) 10 years after the First Commercial Sale of the Licensed Product.


5.   PAYMENTS, REPORTS AND RECORDS.

     5.1 PAYMENTS. Royalties accruing in any calendar quarter shall be paid by Alcon, Alcon Affiliates and/or Alcon sublicensees, as the case may be, within thirty (30) days after the end of such quarter. Simultaneously with the delivery of each such royalty payment, Alcon, Alcon Affiliates and/or Alcon sublicensees, as the case may be, shall deliver to Pharmacyclics a report indicating, on a country-by-country basis: (i) Net Sales for each Licensed Product, (ii) all deductions taken under Section 1.29, by category, where available to Alcon in Alcon's normal course of business, in arriving at Net Sales, and (iii) the calculations used in determining any reductions in Net Sales pursuant to Subsection 4.4(c) or (d). Alcon, Alcon Affiliates and Alcon sublicensees, will keep records in sufficient detail to enable the royalties to be determined, and an

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

                                      18.

independent certified public accountant selected by Pharmacyclics shall have access to the records of Alcon, Alcon Affiliates and Alcon sublicensees during reasonable business hours for the purpose of verifying for Pharmacyclics, in respect of any calendar quarter ending not more than three calendar years prior to the date of such request, the correctness of any report and/or payment made under this Agreement. Such accountant shall be bound by a confidentiality agreement and shall not disclose any information other than information relating solely to the accuracy of the reports and payments made under this Agreement. Any such audit shall be at Pharmacyclics' expense, unless such audit reveals an underpayment by Alcon of (*), in which case Alcon shall bear such expense.

     5.2 LATE PAYMENTS. Any amount not paid when due under this Agreement shall bear interest at the prevailing prime rate for commercial loans at the time of such underpayment.

     5.3 EXCHANGE RATES; BLOCKED CURRENCY. Royalties due on Net Sales by Alcon, Alcon Affiliates or Alcon sublicensees to third party customers shall be calculated and paid by Alcon in United States Dollars using an exchange rate in accordance with Alcon corporate guidelines consistent with how Alcon calculates exchange rates for its own internal accounting purposes. In the event that, by reason of regulations or taxes of any kind, it becomes impossible or illegal for Alcon, an Alcon Affiliate or an Alcon sublicensee as to any country to transfer, or have transferred on its behalf, royalty or other payments to Pharmacyclics in the United States, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of Pharmacyclics in a recognized banking institution designated by Pharmacyclics or, if none is designated by Pharmacyclics within a period of thirty (30) days, in a recognized banking institution selected by Alcon, an Alcon Affiliate or an Alcon sublicensee, as the case may be, and identified in a notice in writing given to Pharmacyclics.

     5.4 TAX CONSEQUENCES. All witholding or other taxes or fees levied by Swiss governmental entities on any payments due under the Agreement to Pharmacyclics, including but not limited to, the Determination Fee, License Fees, Milestone Payments, royalties and expense reimbursements shall be borne in their entirety by Alcon and shall not reduce the amount of any payment made to Pharmacyclics. To the extent Pharmacyclics claims a credit for such Swiss taxes against its U.S. tax liability, Pharmacyclics agrees to reimburse that amount to Alcon.

6.   MANUFACTURE AND SUPPLY OF LICENSED PRODUCT.

     6.1 SUPPLY OF DRUG SUBSTANCE.

          (a) PHASE III CLINICAL TRIALS AND COMMERCIAL SUPPLY. Alcon acknowledges and understands that Pharmacyclics has entered into the HC Agreement and that, pursuant to the HC Agreement, HCC has the right to supply to Pharmacyclics all of its worldwide requirements for Drug Substance for Phase III clinical trials and commercial sale. Pharmacyclics agrees, based on Alcon's election of one of the following two supply options, to either: (i) cause HCC to supply to Alcon all of Alcon's requirements of Drug Substance for Phase III clinical trials and commercial sale during the term of this Agreement; or (ii) enter into negotiations with Alcon and HCC for the supply by HCC of Drug Substance directly to Alcon for Phase III clinical trials and commercial sale, in either case, as Alcon shall determine following the Effective Date. In the


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

                                      19.

event Pharmacyclics supplies Drug Substance to Alcon through and under the HC Agreement, Alcon and Pharmacyclics shall enter into a separate supply agreement (the "Pharmacyclics Supply Agreement"), which such agreement shall set forth the terms and conditions of such supply; provided, however, that (a) for commercial supply, the price to be paid by Alcon for such Drug Substance will be equal to (*) and (b) for supply for Phase III clinical trials, the price to be paid by Alcon for such Drug Substance will be (*) therefor. In the event Pharmacyclics is unable to supply Drug Substance under the Pharmacyclics Supply Agreement, such agreement will provide that Alcon can draw up to (*) of its requirements of Drug Substance from amounts inventoried by HCC pursuant to the HC Agreement. In the event Alcon elects to negotiate with HCC for supply directly by HCC to Alcon, such supply will be conducted pursuant to a separate supply agreement by and between Alcon (and, where deemed appropriate, Pharmacyclics) and HCC (the "HCC/Alcon Supply Agreement"). Pharmacyclics will use good faith efforts to negotiate an HCC/Alcon Supply Agreement which provides that, in the event HCC is unable to supply Drug Substance under the HCC/Alcon Supply Agreement, such agreement will provide that Alcon can draw up to (*) of its requirements of Drug Substance from amounts inventoried by HCC pursuant to the HCC/Alcon Supply Agreement.

          (b) PRE-PHASE III CLINICAL TRIALS. Pharmacyclics agrees to supply all of Alcon's requirements of Drug Substance for pre-Phase III clinical trials during the term of this Agreement, pursuant to a separate supply agreement (which may be the Pharmacyclics Supply Agreement) to be entered into by the parties. The price to be paid by Alcon for such Drug Substance will be equal to (*) therefor. Pharmacyclics understands that it is Alcon's desire to use Drug Substance supplied by HCC for Phase II and Phase II/III trials and Pharmacyclics agrees that Alcon will not be deemed to be in breach of Section 8.2 of this Agreement if any failure of Alcon to perform under Section 8.2 arises as a result of delays in obtaining Drug Substance from HCC for Phase II trials or Phase II/III trials.

     6.2 FILL AND FINISH OF LICENSED PRODUCTS. Following the Determination date, Alcon shall inform Pharmacyclics whether Alcon desires to have supplied to it finished, but not packaged, Licensed Product. In the event Alcon prefers to be supplied finished Licensed Product, such supply shall be pursuant to the Pharmacyclics' Supply Agreement referred to in Section 6.1 and shall be supplied in lieu of or in addition to Drug Substance, and (a) for commercial supply shall be at a price (*) and (b) for supply for clinical trials shall be at a price equal (*) therefor. For the avoidance of doubt, the (*) in the preceding sentence shall include (*). Where Alcon prefers to be supplied Drug Substance, it shall undertake itself all Fill and Finish activities. In such event and upon request of Alcon, Pharmacyclics shall transfer to Alcon the Pharmacyclics Know-How with regard to Fill and Finish. Alcon shall Fill and Finish Licensed Product in accordance with the applicable MAs and such Fill and Finish shall be done in accordance with all applicable regulatory requirements, including current Good Manufacturing Practices.

     6.3 FORMULATION WORK. Pharmacyclics shall have no responsibility under this Agreement for performing any formulation work on the Licensed Product. Subject to the other terms of this Agreement, Alcon shall arrange for such formulation work to be done or shall do such formulation work itself, all at the sole expense of Alcon. In order to allow Pharmacyclics to comply with its obligations under Section 3.9 of this Agreement and similar obligations in Third Party Agreements, Alcon hereby covenants that the finished Licensed Product developed,


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.

                                      20.

marketed and sold by Alcon pursuant to this Agreement will have a formulation which is sufficiently different from the PCI-0123 Formulation that prescribing physicians could not reasonably be expected to substitute in the marketplace Alcon's finished Licensed Product for the PCI-0123 Formulation.

     6.4 STANDBY LICENSE. The Pharmacyclics Supply Agreement or the HCC/Alcon Supply Agreement, as applicable, will provide that, under circumstances to be set forth in such supply agreement, in the event Pharmacyclics or HCC is unable or unwilling to fill Alcon's orders for Licensed Product or Drug Substance, as is required under Sections 6.1 and 6.2, Pharmacyclics will grant Alcon a royalty-free, world-wide license to make or have made any Drug Substance.

7.  MANUFACTURE AND SUPPLY OF DEVICES.

     Pharmacyclics agrees to assist Alcon, upon Alcon's reasonable request, in determining the specifications for and obtaining sources of supply for the Device.

8.  DILIGENCE IN DEVELOPMENT AND COMMERCIALIZATION.

     8.1 DEVELOPMENT STRATEGY. Attached hereto as Appendix G is an initial timeline and development plan for the regulatory approval in the United States, Europe and Japan of Licensed Product for the treatment of macular degeneration retinopathy. Such initial timeline and development plan shall be updated by Alcon and provided to Pharmacyclics from time to time and no less frequently than on an annual basis. Alcon agrees that, within sixty (60) days of receipt of the first MA for the Licensed Product, it shall present Pharmacyclics with a development plan for the development, regulatory approval and commercialization of Licensed Product throughout the Territory (the "Development Plan"). Within thirty (30) days of receipt of the Development Plan, Pharmacyclics shall provide Alcon with comments on the Development Plan. Alcon shall consider all such comments in good faith, and shall modify the Development Plan as Alcon deems necessary. From time to time during the implementation of the Development Plan, but not less than annually, Alcon shall inform Pharmacyclics of any updates to its development, regulatory approval and/or commercialization strategy. Alcon will be responsible for, and shall keep Pharmacyclics reasonably apprised of, the specific preclinical and clinical activities necessary to obtain MA in different countries in the Territory. Pharmacyclics' personnel and its consultants shall continue to be allowed to comment on the Development Plan as it is revised over time and such comments shall be considered in good faith by Alcon for implementation in the development, regulatory and commercialization strategy. In addition, Alcon shall keep Pharmacyclics informed, not less than annually (and by January 1st of each year), of Alcon's, its Affiliates' and sublicensees' global marketing strategies for each Licensed Product, including but not limited to, an annual forecast of sales for Licensed Product.

     8.2 DEVELOPMENT OF LICENSED PRODUCT. Alcon shall use best efforts to develop the Licensed Product for approval in the widest number of geographic markets consistent with the Development Plan and its overall product development strategy. Such development shall be pursued at Alcon's own expense. Alcon shall use its good faith business and scientific judgment as applied to commercial development projects, to allocate sufficient time, effort, equipment and facilities to carry out development of the Licensed Product. Alcon shall devote the same degree



                                      21.

of attention and diligence to such development efforts as it devotes to compounds of comparable market potential. Alcon shall conduct its efforts hereunder in compliance with all current Good Laboratory Practices, current Good Clinical Practices, and current Good Manufacturing Practices and all other legal requirements.

     8.3 MARKETING EFFORTS; REQUIRED MARKETS. Alcon, its Affiliates and sublicensees each, will use reasonable best efforts to obtain MA of, and to commercialize, the Licensed Product and the related Device for sale in, at a minimum, the United States, Europe and Japan, as well as in other countries in the Territory according to the Development Plan. Such reasonable best efforts shall require the dedication by Alcon, its Affiliates and Alcon sublicensees of resources consistent with the resources which would have been used by Alcon at the relevant time in relation to a product with similar clinical applications generated from Alcon's own research endeavor which Alcon had decided to market.

     8.4 REPORTS AND DATA. Alcon shall provide written quarterly development progress reports to Pharmacyclics. Alcon will provide Pharmacyclics with access to all data generated by Alcon for use by Pharmacyclics and its licensees in support of Licensed Product development outside of the Field, at no cost to Pharmacyclics; provided, however, Pharmacyclics may only provide such data to a given third party licensee for use outside the Field if such third party licensee has agreed that Pharmacyclics may provide Alcon with access to all data generated by such third party licensee for use by Alcon in support of Licensed Product development inside the Field, at no cost to Alcon. Accordingly, to the extent not precluded by third-party contracts, Pharmacyclics will provide Alcon with access to all data generated by Pharmacyclics and its licensees for use by Alcon in support of Licensed Product development inside the Field, at no cost to Alcon. In addition to the foregoing, Alcon shall use best efforts to give Pharmacyclics the opportunity to review and comment upon all preclinical and clinical protocols, prior to implementation, in order to advise Alcon of any possible improvements to the proposed protocol Pharmacyclics believes to be necessary or useful, provided, however, Pharmacyclics shall provide its comments on a given protocol, if any, to Alcon within three (3) business days of Pharmacyclics' receipt of such protocol. In all events the final decision as to the content and timing of the filing of such protocols with a Health Authority shall be made by Alcon.

     8.5 MARKETING RESTRICTIONS. Alcon hereby covenants that it will not, without the prior written authorization of Pharmacyclics, solicit the sale of Licensed Products, or advertise, market or promote Licensed Products outside of the Field.

     8.6 TRADEMARK. Alcon, its Affiliates and permitted sublicensees shall sell the Licensed Product in the Territory using a trademark selected by Alcon and approved by Pharmacyclics, such approval not to be unreasonably withheld (the "Trademark"). Alcon shall own the Trademark and the use thereof will inure strictly to Alcon's benefit.

     8.7 PACKAGING. Unless otherwise agreed, the Licensed Product shall be sold under Alcon's name or trade name. All packaging for the Licensed Product shall comply with applicable government rules and regulations. In addition, packaging for the Licensed Product shall indicate, as appropriate: (i) that Pharmacyclics is the holder of the patent(s) under which the Licensed Product is licensed; and
(ii) the name of the manufacturer(s) of the Licensed Product.



                                      22.

     8.8 COSTS. Alcon shall be responsible for all costs and expenses associated with its development and commercialization of Licensed Products. Pharmacyclics shall provide, upon reasonable request, reasonable assistance to Alcon in such development efforts, at Alcon's expense, if approved in advance by Alcon.

9.   REGULATORY MATTERS.

     9.1 GOVERNMENT APPROVAL. Alcon will be responsible for the administrative handling of all filings and other communications with Health Authorities (including, but not limited to, INDs, NDAs and MAAs) in all countries of the Territory for the Licensed Product and the Device in the Field (collectively, the "Regulatory Filings"), unless otherwise required by the Device manufacturer or required by the laws or regulations of the applicable jurisdiction. Alcon shall use best efforts to give Pharmacyclics the opportunity to comment upon, prior to filing, all Regulatory Filings, in order to advise Alcon of any possible improvements of the proposed filings Pharmacyclics believes to be necessary or useful provided, however, Pharmacyclics shall provide its comments on a given Regulatory Filing, if any, to Alcon within three (3) business days of Pharmacyclics' receipt of such filing. It is understood that Alcon may provide components of such Regulatory Filings to Pharmacyclics in a piecemeal manner, as such components are prepared by Alcon. Alcon shall in good faith consider Pharmacyclics' opinion and advice when filing the Regulatory Filings. Notwithstanding the foregoing, in all events the final decision as to the content and timing of such filings shall be made by Alcon. Alcon will pay all fees and expenses related thereto. Alcon shall keep Pharmacyclics informed of the status of Regulatory Filings on an ongoing and timely basis, including, providing copies of all Regulatory Filings and any supplements or amendments thereto, to Pharmacyclics. Alcon shall be the sole holder of the Regulatory Filings, and will at its own expense, be responsible for all administrative matters necessary to compile and submit the Regulatory Filings for the Licensed Product in each country of the Territory. Alcon shall also be responsible for maintaining the Regulatory Filings and will bear the registration renewal fees for the Regulatory Filings of the Licensed Product in each country of the Territory in which same are filed.

     9.2 RIGHT TO REFERENCE DATA. Each party shall grant the other party and the other party's sublicensees, for no additional consideration, the right to reference stability and other required chemistry, manufacturing and control data for Drug Substance and finished Licensed Product formulation, including any Drug Master Files owned by HCC, in support of all regulatory filings, to the extent owned or controlled by the granting party.

     9.3 ADVERSE REACTION REPORTING.

          (a) Alcon shall advise Pharmacyclics, by telephone or facsimile, within such time as is required by the FDA or foreign equivalent (with respect to the severity and/or increased frequency of such adverse reaction) after it becomes aware of any adverse reaction to the use of the Licensed Product developed, marketed or sold by Alcon. Alcon shall provide Pharmacyclics with a written report delivered by confirmed facsimile of any reported adverse reaction, stating



                                      23.

the full facts known to it, including but not limited to customer name, address, telephone number and lot or serial number, as appropriate. For the avoidance of doubt, notwithstanding anything in this Section 9.3(a), Alcon shall be responsible for all adverse event reporting with the applicable Health Authorities for Licensed Product developed, marketed or sold by Alcon.

          (b) Pharmacyclics shall advise Alcon, by telephone or facsimile, within such time as is required by the FDA or foreign equivalent (with respect to the severity and/or increased frequency of such adverse reaction) after it becomes aware of any adverse reaction to the use of the Licensed Product developed, marketed or sold outside the Field by Pharmacyclics or a third party licensee. Pharmacyclics shall provide Alcon with a written report delivered by confirmed facsimile of any reported adverse reaction, stating the full facts known to it.

     9.4 COMPLIANCE. Alcon shall comply with all health registration laws, regulations and orders of any government entity within the Territory and with all other governmental requirements relating to the promotion, marketing and sale of the Licensed Products.

10.  LIABILITY AND INDEMNIFICATION.

     10.1 INDEMNIFICATION BY ALCON. Except for Costs covered by Section 10.2, Alcon shall indemnify, defend and hold harmless Pharmacyclics, its Affiliates and sublicensees and all officers, directors, employees and agents thereof (collectively, "Pharmacyclics Indemnitees") from all damages, losses, claims, judgments, liabilities, cost and expenses, including without limitation, reasonable attorneys fees and expenses (collectively, "Costs"), whether the foregoing are based in contract, tort, negligence or product liability incurred by or assessed against any Pharmacyclics Indemnitees that arise out of or incident to injury or death of persons or damage to or destruction of property caused or alleged to be caused by: (i) the negligence, recklessness or willful misconduct of Alcon or its officers or employees; or (ii) any representation made or warranty given by Alcon with respect to the Licensed Product (other than the labeling for the Licensed Product as approved by the FDA, EMEA or Health Authority). In the event of any such claim against or Costs incurred by any of the Pharmacyclics Indemnitees, Pharmacyclics shall promptly notify Alcon of such claim or Costs. Alcon shall manage and control, at its sole expense, the defense and/or settlement of any such claim against a Pharmacyclics Indemnitee. The Pharmacyclics Indemnitees shall cooperate with Alcon and may, at their option and expense, be represented in (but not control) any such action or proceeding. Alcon shall not be liable for any settlement entered into or cost or expense incurred by the Pharmacyclics Indemnitees in relation to any such action or proceeding without Alcon's written authorization (unless Alcon shall have failed to assume management and control of the defense and settlement of the matter as provided above in this Section 10.1).

     10.2 INDEMNIFICATION BY PHARMACYCLICS. Except for Costs covered by Section 10.1, Pharmacyclics shall indemnify, defend and hold harmless Alcon, its Affiliates and sublicensees and all officers, directors, employees and agents thereof (collectively, "Alcon Indemnitees") from all Costs, whether the foregoing are based in contract, tort, negligence or product liability, incurred by or assessed against any Alcon Indemnitees that arise out of or incident to injury or death of persons or damage to or destruction of any property caused or alleged to be caused by the negligence, recklessness or willful misconduct of Pharmacyclics or its officers or employees. In



                                      24.

the event of any such claim against or Costs incurred by any of the Alcon Indemnitees, Alcon shall promptly notify Pharmacyclics of such claim or Costs. Pharmacyclics shall manage and control, at its sole expense, the defense and/or settlement of any such claim against an Alcon Indemnitee. The Alcon Indemnitees shall cooperate with Pharmacyclics and may, at their option and expense, be represented in (but not control) any such action or proceeding. Pharmacyclics shall not be liable for any settlement entered into or cost or expense incurred by the Alcon Indemnitees in relation to any such action or proceeding without Pharmacyclics' written authorization (unless Pharmacyclics shall have failed to assume management and control of the defense and settlement of the matter as provided above in this Section 10.2).

11.  INTELLECTUAL PROPERTY DEVELOPED POST-EVALUATION PERIOD.

     11.1 OWNERSHIP OF INTELLECTUAL PROPERTY.

          (a) Except as provided in this Agreement, Pharmacyclics shall retain all of its right, title and interest in and to all Pharmacyclics Technology, copyrights, trade marks, trade name, and all other intellectual property owned by it as of the Effective Date which is embodied in or appurtenant to Licensed Products.

          (b) Ownership of inventions (whether or not patentable) arising from work performed after the Evaluation Period, if any, pursuant to this Agreement shall be determined in accordance with the principles of United States laws of inventorship.

     11.2 LICENSES.

          (a) LICENSE FOR USE OUTSIDE THE FIELD OF OPHTHALMOLOGY. Alcon hereby grants to Pharmacyclics a worldwide, non-exclusive, royalty-free license, with the right to sublicense, under the Alcon Post-Evaluation Period Intellectual Property, to make, use, sell, offer for sale and import Licensed Product and any Device outside the Field. For purposes of this Section 11.2, "Alcon Post-Evaluation Period Intellectual Property" shall mean all patentable and non-patentable inventions, know-how, technology, data, and analyses of results relating to PCI-0123, other Licensed Products and Devices that are developed after the Evaluation Period by employees, agents or others acting on behalf of Alcon.

     11.3 PATENT PROSECUTION AND MAINTENANCE.

          (a) Pharmacyclics has the sole right to continue prosecution and maintenance of the Pharmacyclics Patents, at its own expense. Pharmacyclics shall provide Alcon with copies of all patent applications, prosecution documents, correspondence with government entities, and other information that Alcon may request with respect to the Pharmacyclics Patents.

          (b) Pharmacyclics shall have the right, at its option, to prepare, file and prosecute any patent applications with respect to any Pharmacyclics Inventions owned solely by Pharmacyclics. In connection therewith, Alcon agrees to cooperate with Pharmacyclics in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued.




                                      25.

          (c) The Parties shall mutually determine which Party shall file, prosecute and maintain patent applications with respect to inventions jointly owned by Pharmacyclics and Alcon. The Parties shall bear all out-of-pocket costs of such patents equally, and shall cooperate with each other in connection with all such filings. Each Party shall have the right to review and comment on any joint patent application prior to its filing, and to consult with the filing Party with respect to prosecution of such application.

          (d) Alcon shall have the right, at its option, to prepare, file, prosecute and maintain any patent applications with respect to any Alcon Inventions owned solely by Alcon. With respect to the Alcon Patents, and in connection therewith, Pharmacyclics agrees to cooperate with Alcon in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued. Alcon shall provide Pharmacyclics with copies of all patent applications, prosecution documents, correspondence with government entities, and other information that Pharmacyclics may request with respect to the Alcon Patents.

     11.4 INFRINGEMENT OF THIRD PARTY PATENTS.

          (a) If a third party asserts that a patent or other proprietary right owned by it is infringed by the manufacture, use, importation, offer for sale or sale of a Licensed Product in the Field and in the Territory and such alleged infringement arises in whole or in part from Alcon's use of the Pharmacyclics Technology (a "Claim"), the Party against whom such a Claim was asserted shall immediately provide the other Party notice of such Claim and the related facts in reasonable detail. Unless it is mutually agreed that the Parties should proceed jointly in defending such an action, the Party sued shall defend such action. The other Party shall cooperate in connection therewith and shall have the right to be represented separately by counsel of its own choice, at its own expense. The entity (whether Pharmacyclics or Alcon) that controls the defense of such a Claim with respect to the Licensed Product in the Field and in the Territory shall also have the right to control settlement of such Claim; provided, however, that no settlement shall be entered into without the consent of the other Party. To the extent that any of the costs set forth in clauses
(i), (ii) or (iii) of this sentence are attributable to infringement arising from Alcon's use of the Pharmacyclics Technology, Alcon shall have the right to deduct from and offset against royalties otherwise payable to Pharmacyclics under Section 4.4(a), the following: (i) all litigation costs related to such Claim; (ii) any money damages paid by Alcon or its Affiliates pursuant to any judgment or settlement resulting from such Claim; and (iii) any royalty that Alcon and/or its Affiliates and sublicensees are required to pay to a third party in settlement of such Claim in order to continue to exercise Alcon's license rights as set forth in this Agreement. Notwithstanding the foregoing, in no event shall royalties owed Pharmacyclics under Section 4.4(a) be reduced by more than (*) in any given royalty period.

          (b) In the event a third party asserts that a patent or other proprietary right owned by it is infringed by Pharmacyclics or its Affiliates as a consequence of Alcon's manufacture, use, importation, offer for sale or sale of a Licensed Product in the Field and in the Territory and such alleged infringement does not arise from Alcon's use of the Pharmacyclics Technology, Alcon shall indemnify and hold harmless Pharmacyclics, its Affiliates and sublicensees and all officers, directors, employees and agents thereof from all damages, losses,


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.


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claims, judgments, liabilities, cost and expenses, including without limitation, reasonable attorneys fees and expenses arising from such third party claims.

     11.5 THIRD PARTY INFRINGEMENT/MISAPPROPRIATION.

          (a) If either Party becomes aware of any infringement of the Pharmacyclics Patents or misappropriation of the Pharmacyclics Know-How by a third party in the Territory in the Field, such Party shall promptly give notice thereof to the other Party and shall provide the other Party with any evidence or other information in its possession relating to such infringement or misappropriation. The Parties shall thereupon consult together in good faith as to the action to be taken.

          (b)

               (1) Pharmacyclics shall have the first right, but not the obligation, to commence legal proceedings against any infringer of any Pharmacyclics Patent or misappropriation of Pharmacyclics Know-How in the Territory in the Field and in this case (subject to the provisions of the next two sentences) any damages recovered shall belong to Pharmacyclics. In the event Pharmacyclics commences such legal proceedings, Alcon may join in such proceedings within sixty (60) days after its receipt of notice from Pharmacyclics of the commencement of such proceedings if Alcon agrees to pay an amount equal to fifty percent (50%) of the cost of such proceedings. In such event, any damages, settlement fees or other consideration for past or future infringement in the Field and in the Territory received as a result of such proceedings shall be shared by Pharmacyclics and Alcon equally.

               (2) In the event Pharmacyclics does not initiate such proceedings, Alcon may commence legal proceedings against any infringer of any Pharmacyclics Patent or misappropriation of Pharmacyclics Know-How in the Territory in the Field, and Pharmacyclics may join in such proceedings within sixty (60) days after its receipt of notice from Alcon of the commencement of such proceedings if Pharmacyclics agrees to pay an amount equal to fifty percent (50%) of the cost of such proceedings. In such event, any damages, settlement fees or other consideration for past or future infringement in the Field and in the Territory received as a result of such proceedings shall be shared by Pharmacyclics and Alcon equally. If Pharmacyclics does not commence or join any legal proceedings against the infringement or misappropriation in the Territory in the Field, Alcon may at its own cost and expense, and in its own name, commence such legal proceedings and in such case any damages recovered shall belong to Alcon. Further, in such event, Pharmacyclics shall cooperate with Alcon as reasonably requested by Alcon and at Alcon's expense, and with respect to any legal proceedings brought by Alcon, Pharmacyclics shall agree to be named as a party thereto, provided that Alcon agrees to indemnify, defend and hold harmless Pharmacyclics from all costs incurred by or assessed against Pharmacyclics in connection with any actions or counterclaims relating to such legal proceedings except in the case that the applicable Pharmacyclics Patent(s) are invalidated, and, except for costs incurred by or assessed against Pharmacyclics as a result of Pharmacyclics' negligence or willful misconduct directly related to such proceedings.



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     11.6 LOSS OF EXCLUSIVITY. In the event any federal agency exercises march-in-rights as to any Licensed Product contemplated hereunder, Alcon shall be afforded most favored licensee status with respect to any licenses granted in the exercise of such march-in-rights, and shall be entitled to adopt the terms of any such license deemed by Alcon to be more favorable to Alcon, and/or any lower royalty rates; provided, however, that such march-in by any federal agency was not enabled by Alcon's failure to achieve practical application of a Licensed Product as defined in 35 U.S.C. Section 203. Pharmacyclics shall give immediate notice to Alcon of any exercised march-in-rights.

12.  WARRANTIES AND REPRESENTATIONS.

     12.1 AUTHORIZATION. Each Party hereto represents and warrants to the other that its execution and delivery hereof has been duly authorized by all necessary corporate action and that the terms and conditions of this Agreement, and its obligations hereunder, do not conflict with or violate any terms or conditions of any other agreement or commitment to which it is a signatory or by which it is bound.

     12.2 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PHARMACYCLICS TECHNOLOGY IS PROVIDED TO ALCON HEREUNDER WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     12.3 WARRANTY. Pharmacyclics expressly warrants that, to the best of its knowledge and as of the Effective Date, Alcon is free to practice, including the marketing and sale of, any of the Licensed Products contemplated hereunder, and that Pharmacyclics has no knowledge of any patents which could so encumber Alcon.

13. TERM. The Term of this Agreement ("Term") shall run from the Effective Date and terminate upon the last to expire of all royalty or other payment obligations hereunder, or as earlier terminated pursuant to Article 14.

14.  TERMINATION.

     14.1 DURING EVALUATION PERIOD.

          (a) TERMINATION BY ALCON. During the Evaluation Period, Alcon may terminate this Agreement for any reason upon thirty (30) days written notice to Pharmacyclics.

          (b) TERMINATION BY PHARMACYCLICS. If, during the Evaluation Period, Alcon initiates evaluation of a Competitive Product, other than for competitive comparison, or initiates the development of, or commences in-licensing discussions for, a Competitive Product, then Pharmacyclics shall have the right to immediately terminate this Agreement. Alcon shall promptly notify Pharmacyclics if it undertakes any of the above activities.

     14.2 EARLY TERMINATION BY ALCON. Following the Determination, Alcon may terminate this Agreement for any reason or no reason, upon ninety (90) days written notice to



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Pharmacyclics. In the event of any such termination, the provisions of Section 14.3(a) through (e) shall apply.

     14.3 EARLY TERMINATION BY PHARMACYCLICS. Failure by Alcon to comply with any of its material obligations and conditions in this Agreement shall be considered a breach of this Agreement, and shall entitle Pharmacyclics to give Alcon notice requiring Alcon to cure such breach. Alcon shall have sixty (60) days to cure any such breach, except for breaches arising from failure to pay, in which case Alcon shall have twenty (20) days to cure. In the event Alcon does not cure any such breach in the time provided, Pharmacyclics may terminate this Agreement by giving notice to take effect immediately. Upon any termination under this Section 14.3, Pharmacyclics shall be entitled to such remedies as are available at law and in equity and in addition:

          (a) all licenses granted to Alcon under this Agreement shall terminate, except for the license grant contained in Section 2.6;

          (b) Pharmacyclics may, at its option, assume sponsorship of any clinical trials for the Licensed Product in the Field then in effect. In addition, Alcon will transfer to Pharmacyclics ownership of any Regulatory Filings (as such term is defined in Section 9.1); provided, however, that Pharmacyclics first reimburse Alcon for all of Alcon's out-of-pocket development costs related to such trials and any MAAs and/or NDAs. Upon receipt of such reimbursement, Alcon will use reasonable best efforts to cooperate with Pharmacyclics and all government entities in causing such transfer to occur. Alcon will bring all documentation relating to clinical trials up to date and will transfer ownership of such documentation to Pharmacyclics;

          (c) Alcon may sell off any existing inventory of Licensed Product, provided it continues to comply with its payment obligations related thereto;

          (d) To the extent not previously provided, Alcon shall transfer to Pharmacyclics copies of all files, information, raw data, analyses and reports relating to the Licensed Product and Devices and (i) with respect to Licensed Product, Pharmacyclics and its licensees shall have the right to use such files, information, raw data, analyses and reports both inside and outside of the Field and (ii), with respect to Devices, to the extent not precluded by third-party agreements, Pharmacyclics and its licensees shall have the right to use such files, information, raw data, analyses and reports both inside and outside of the Field;

          (e) Pharmacyclics will grant to Alcon a worldwide, non-exclusive, royalty-free license, without right to sublicense, under the Pharmacyclics Post-Evaluation Period Intellectual Property, to make, use, sell, offer for sale and import any Device inside the Field. For purposes of this Section 14.3(e), "Pharmacyclics Post-Evaluation Period Intellectual Property" shall mean all patentable and non-patentable inventions, know-how, technology, data, and analyses of results relating to Devices, that are developed after the Evaluation Period by employees, agents or others acting on behalf of Pharmacyclics.

Notwithstanding the foregoing, and without prejudice to Pharmacyclics' right to terminate this Agreement under this Section 14.3, Pharmacyclics shall refer the dispute (Alcon's material



                                      29.

breach) to the CEOs of both parties for resolution for a ninety (90) day period prior to taking any legal action against Alcon.

     14.4 TERMINATION BY ALCON. Failure by Pharmacyclics to comply with any of its material obligations and conditions in this Agreement shall be considered a breach of this Agreement, and shall entitle Alcon to give Pharmacyclics notice requiring Pharmacyclics to cure any such breach within sixty (60) days. Any alleged breach or default under a Pharmacyclics Supply Agreement or any alleged breach by Pharmacyclics' suppliers shall not be considered a breach or default by Pharmacyclics of this Agreement. In the event Pharmacyclics fails to cure such breach within the time provided, Alcon may terminate this Agreement. Upon any termination under this Section 14.4, Alcon shall be entitled to such remedies as are available at law and in equity and in addition:

          (a) Alcon may sell off any existing inventory of Licensed Product, provided it continues to comply with its payment obligations related thereto; and

          (b) Alcon shall retain ownership of all INDs, MAAs, NDAs or MAs which relate to the Licensed Product and the Device(s).

          (c) To the extent not previously provided, Pharmacyclics shall transfer to Alcon copies of all files, information, raw data, analyses and reports relating to the Devices and, to the extent not precluded by third-party agreements, Alcon and its licensees shall have the right to use such files, information, raw data, analyses and reports as they relate to Devices inside the Field;

          (d) Pharmacyclics will grant to Alcon a worldwide, non-exclusive, royalty-free license, without right to sublicense, under the Pharmacyclics Post-Evaluation Period Intellectual Property, to make, use, sell, offer for sale and import any Device inside the Field. For purposes of this Section 14.4(d), "Pharmacyclics Post-Evaluation Period Intellectual Property" shall mean all patentable and non-patentable inventions, know-how, technology, data, and analyses of results relating to Devices, that are developed after the Evaluation Period by employees, agents or others acting on behalf of Pharmacyclics.

Notwithstanding the foregoing, and without prejudice to Alcon's right to terminate this Agreement under this Section 14.4, Alcon shall refer the dispute (Pharmacyclics' material breach) to the CEOs of both parties for resolution for a ninety (90) day period prior to taking any legal action against Pharmacyclics.

     14.5 TERMINATION FOR A COMPETITIVE PRODUCT. Pharmacyclics shall have the right to terminate this agreement under the conditions set forth in Section 3.8. In the event of any such termination, the provisions of Section 14.3(a) through
(e) shall apply.

     14.6 DAMAGES. IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF



                                      30.

CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

     14.7 WAIVER. The right of either Party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default. 14.8 SURVIVAL. Notwithstanding anything else in this Agreement to the contrary, the Parties agree that Section 2.6 and Articles 10, 11, 12 and 15 shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by either or both of the Parties hereto.

     14.8 SURVIVAL. Notwithstanding anything else in this Agreement to the contrary, the Parties agree that Section 2.6 and Articles 10, 11, 12 and 15 shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by either or both of the Parties hereto.

15.  CONFIDENTIALITY.

     15.1 CONFIDENTIAL INFORMATION. All information considered confidential by the disclosing party shall be marked "Confidential" or, if disclosed in a manner other than a document shall be followed within thirty (30) days by a written statement describing the information and identifying it as confidential.

     15.2 TREATMENT OF CONFIDENTIAL INFORMATION. Each party shall treat all information obtained from the other party in the manner described above or developed pursuant to this Agreement ("Confidential Information") as secret and shall not disclose any of such Confidential Information to any third party. Furthermore, the parties shall not use Confidential Information, except for the purpose of exercising the rights granted and performing their obligations hereunder. The foregoing obligations of confidential treatment and non-use shall expire five (5) years from the date of termination of this Agreement.

     15.3 EXCEPTIONS. The above obligations do not apply to Confidential Information, which:

          (a) at the time of disclosure is in the public domain; or

          (b) thereafter lawfully becomes a part of the public domain other than through disclosure by or through the receiving party; or

          (c) was known to the receiving party prior to the disclosure thereof by the disclosing party, as evidenced in the receiving party's written records; or

          (d) is disclosed to the receiving party by a third party not under obligation of confidentiality to the disclosing party with respect to said disclosure; or

          (e) is subsequently developed by an employee of the receiving party without actual knowledge of its disclosure by the disclosing party; or

          (f) the receiving party is required by law (including the rules and regulations of the SEC or a national exchange on which its stock is traded, or the FDA or foreign counterpart



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thereto) to disclose, provided that it gives the disclosing party reasonable notice of its intent to disclose such information

     15.4 TERMS OF THIS AGREEMENT. Subject to Article 16 the Parties agree that the existence and terms of this Agreement shall be considered Confidential Information subject to Section 15.2, except that relevant portions of the Agreement may be confidentially disclosed to any Pharmacyclics licensees or potential licensees, wherein such licensees are licensing a Licensed Product for use outside the Field, and wherein such relevant portions are for the purpose of informing the Pharmacyclics licensees of their rights and obligations under any agreement made with Pharmacyclics. Likewise, Pharmacyclics shall confidentially disclose to Alcon, relevant portions of any agreement made with a third party licensee, wherein such licensees are licensing a Licensed Product for use outside the Field, and wherein such relevant portions are for the purpose of informing Alcon of its rights and obligations under this Agreement.

     15.5 PRIOR CONFIDENTIALITY AGREEMENTS. Information disclosed under the terms of the confidentiality agreements by and between the parties dated April 3, 1996 and August 7, 1997 shall be covered by the terms of this Article 15.

16.  PUBLICITY.

     16.1 The Parties agree that, subject to the terms of this Article 16, with respect to any press releases regarding this Agreement, each shall review the other Party's proposed press releases prior to their distribution to the media and public. The initial press releases have been approved by the parties as of the Effective Date. Subject to Article 15, if, within forty-eight (48) hours of receipt of any subsequent press release, the receiving Party does not object to its contents, the receiving Party's acceptance shall be deemed to have been given, and the disclosing Party shall be free to distribute the press release. If the receiving Party does object to the contents of the press release within forty-eight (48) hours of its receipt, the Parties agree to discuss within the following forty-eight (48) hours a mutually acceptable solution.

     16.2 Notwithstanding Section 16.1, if a Party's proposed press release uses language which is substantially similar with respect to this Agreement as language in a previous press release which was approved by the other party, no review by the other party is required.

17. FORCE MAJEURE. Neither Party shall be considered in default or be liable to the other Party for any delay in performance or non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, war, whether declared or not, accident, labor strike, sabotage order or decrees or any court or action of governmental authority.

18. SUCCESSION AND ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed; provided that either Party may assign this Agreement or any of its rights hereunder to any of its Affiliates (although, in such event, Alcon shall assure that its Affiliates perform all of Alcon's obligations set forth in this Agreement); and provided further, that either Party may assign this Agreement in connection with the merger, consolidation, transfer



                                      32.

or sale of substantially all of the assets the business unit to which this Agreement relates. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any accrued obligation which such Party then has hereunder.

19. NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (a) in the case of notices provided between Parties in the continental United States, forty-eight (48) hours after deposit in the mail or noon on the business day next following deposit with a reputable overnight courier, (b) in the case of notices provided between Parties, at least one of which is outside the United States, ten (10) days after deposit in the mail or noon on the second business day next following deposit with a reputable overnight express courier service, and (c) in the case of notices provided by telecopy (which notice shall be followed immediately by an additional notice pursuant to clause (a) or (b) above if the notice is of a default hereunder)' upon completion of transmissions to the addressee's telecopier, as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by one of the Parties to the other as provided in this Section 19):

If to Pharmacyclics:               Pharmacyclics, Inc.
                                   995 E. Arques Avenue
                                   Sunnyvale, CA
                                   94086-4521
                                   U.S.A.
                                   Attention:  Marc Steuer, Vice President,
                                               Business Development

If to Alcon:                       Alcon Pharmaceuticals Ltd.
                                   Sinserstrasse 47
                                   CH-6330 Cham
                                   Switzerland
                                   Attention:  Guido Koller, General Manager

                  With a copy to:  Alcon Laboratories, Inc.
                                   6201 South Freeway
                                   Fort Worth, Texas 76134
                                   U.S.A
                                   Attention:  James Arno, Ph.D.
                                   Vice President, Intellectual Property Law and R&D Counsel

20. AFFILIATES. To the extent that any obligations or agreements are imposed upon Affiliates of a Party under this Agreement, such Party shall cause such Affiliates to fulfill such obligations and agreements.

21. WAIVER. Failure of either Party to require, in one or more instances, performance by the other Party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms and conditions or of any other term and condition of this Agreement.



                                      33.

22.  ENTIRE AGREEMENT AND AMENDMENT; TITLES.

     22.1 ENTIRE AGREEMENT. This Agreement, together with its Appendices, constitutes the entire agreement between the Parties with respect to the subject matter hereof. In the event of an inconsistency between the text of this Agreement and one or more Appendices, the text of this Agreement shall prevail. It cancels and supersedes all prior written and oral agreements, understandings and declarations between the Parties in respect of the subject matter of this Agreement.

     22.2 TITLES. The titles of the Sections of this Agreement are for general reference and convenience only and this Agreement shall not be construed and interpreted by reference to such titles.

23. SEVERABILITY. In case one or several provisions of this Agreement should be declared ineffective or void by any court of competent jurisdiction or a government agency having jurisdiction, such declaration shall not affect the remainder of this Agreement which will remain in full force and effect. The provisions which were declared ineffective or void shall be replaced by new effective ones which shall be in their sense and regarding the intentions of the Parties in respect of this Agreement as similar as possible to the provisions ineffective or void.

24. NO AGENCY. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Except as set forth herein, neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to act on behalf of, represent or obligate the other Party in any way without prior written authority from the other Party.

25. GOVERNING LAW. This Agreement is governed by, and construed in accordance with, the laws of the State of California without reference to choice of law principles. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the State of California, and each party hereby consents to the jurisdiction and venue of such court.

26. MODIFICATIONS. Any modification or addition to this Agreement shall be valid only if it is confirmed in writing by the duly authorized officers of both Parties.


                                      34.

27. LITIGATION. If any party to this agreement institutes legal proceedings against the other party with respect to this Agreement, the losing or defaulting party shall pay the prevailing party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of the action.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first above written.



Pharmacyclics, Inc.                          Alcon Pharmaceuticals Ltd.



By: /s/ Marc Steuer                          By: /s/ [ILLEGIBLE]
   ----------------------------------           ------------------------------
Title: VP/CFO                                Title: Gen. Mgr.
      -------------------------------              ---------------------------
Date: 16-DEC '97                             Date: Dec. 16, 1997
     --------------------------------             ----------------------------





Appendices attached hereto:

Appendix A:       PCI-0123
Appendix B:       Pharmacyclics Patents
Appendix C:       Structure of Texaphyrin
Appendix D:       Evaluation Plan
Appendix E:       PCI-0123 Substance Specifications
Appendix F:       PCI-0123 Formulation Specification
Appendix G:       Initial Timeline and Development Plan for United States,
                    Europe and Japan




                                      35.

                                   APPENDIX A



                               PCI-0123 STRUCTURE









                                [GRAPHIC OMITTED]




                                      36.

                                   APPENDIX B

                 PHARMACYCLICS PATENTS AND PATENT APPLICATIONS:

-----------------------------------------------------------------------------------------------------------
Title                                                          Country              Pat./Appln. No.

-----------------------------------------------------------------------------------------------------------
Metal Complexes of Water-Soluble Texaphyrins                  Australia             Pat. 664877
-----------------------------------------------------------------------------------------------------------
                                                             (*)                    (*)
-----------------------------------------------------------------------------------------------------------
                                                             (*)                    (*)
-----------------------------------------------------------------------------------------------------------
                                                             (*)                    (*)
-----------------------------------------------------------------------------------------------------------
                                                             (*)                    (*)
-----------------------------------------------------------------------------------------------------------
                                                             New Zealand            Pat. 246795
-----------------------------------------------------------------------------------------------------------
                                                             (*)                    (*)
-----------------------------------------------------------------------------------------------------------
                                                             (*)                    (*)
-----------------------------------------------------------------------------------------------------------
                                                             United States          Pat. 5,252,720
-----------------------------------------------------------------------------------------------------------
Hydroxylated Texaphyrins                                     United States          Pat. 5,457,183
-----------------------------------------------------------------------------------------------------------
Metal Complexes of Texaphyrins                               United States          (*)
-----------------------------------------------------------------------------------------------------------
Use of Texaphyrins in Ocular Diagnosis and Therapy           United States          (*)
-----------------------------------------------------------------------------------------------------------
                                                             PCT*                   (*)
-----------------------------------------------------------------------------------------------------------
Water-Soluble Texaphyrin Metal Complexes                     United States          Pat. 5,439,570
for Singlet Oxygen Production
-----------------------------------------------------------------------------------------------------------
Photodynamic Therapy of Pigment-Related Lesions              PCT*                   (*)
-----------------------------------------------------------------------------------------------------------
                                                             United States          (*)
-----------------------------------------------------------------------------------------------------------




                                      37.

                                   APPENDIX C



                              TEXAPHYRIN STRUCTURE

BASIC TEXAPHYRIN CORE STRUCTURE:

                                [GRAPHIC OMITTED]



BASIC TEXAPHYRIN CORE STRUCTURE, SHOWING THE TYPICAL SITES OF MODIFICATION:





                       [GRAPHIC OMITTED] [GRAPHIC OMITTED]





Structure (i), showing                             Structure (ii), showing
non-nitrogen substitutions:                        nitrogen substitutions:





                                      38.

                                   APPENDIX D

                                 EVALUATION PLAN

(*)

(*)

(*)

(*)

(*)


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.



                                      39.

If the results indicate an ophthalmic safety and efficacy profile acceptable to Alcon, then LuTex will be developed as described on the following pages.

--------------------------------------------------------------------------------

                   PCI-0123 SUPPLIES ESTIMATE FOR THE PROGRAM

PCI-0123 SUBSTANCE:

(*)


PCI-0123 FORMULATION:  (assumption 0.23% PCI-0123/ml; 20 ml vials - SERES lots unless Celanese lots are qualified)

(*)



* These amounts of PCI-0123 Substance and PCI-0123 Formulation will be provided pursuant to a purchase order delivered by Alcon to Pharmacyclics promptly after the Effective Date.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.




                                      40.

                                   APPENDIX E

                         DRUG SUBSTANCE SPECIFICATIONS:



     I. EVALUATION PERIOD. It is understood that the Drug Substance specifications for the Evaluation Plan will meet the current Drug Substance profile produced by SERES, and as specified in Table 1, unless Drug Substance becomes available from HCC


                                     TABLE 1

Testing Requirements               Method                     Specifications

(*)                                (*)                        (*)


================================================================================



(*)                                (*)                        (*)



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.



                                      41.

                  II. POST EVALUATION PERIOD. It is understood that the Drug Substance will be produced by HCC with a demonstrated validated process consistent with regulatory agencies/committees (i.e., FDA, EMEA, CPMP, MOH, ICH) guidelines. In the event HCC is unable to meet the specifications in Table 2, Pharmacyclics will be responsible for chemical and toxicological studies necessary to establish the suitability of the Drug Substance in meeting the above regulatory guidelines. Notwithstanding the foregoing, Alcon shall be responsible for funding and conducting any studies specifically related to ocular toxicity.



                                     TABLE 2


                  Test                                 Specifications

(*)                                                     (*)



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.



                                      42.

                                   APPENDIX F

                       PCI-0123 FORMULATION SPECIFICATIONS



-------------------------------------------------------------------------------
ITEM: LUTETIUM TEXAPHYRIN (PCI-0123) INJECTION 2 MG/ML
TESTING REQUIREMENTS               METHOD                  SPECIFICATIONS
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                (*)                     (*)
(*)                                                        (*)

-------------------------------------------------------------------------------


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.



                                      43.

-------------------------------------------------------------------------------
ITEM: LUTETIUM TEXAPHYRIN (PCI-0123) INJECTION 2 MG/ML
COMPOSITION                             PERCENT DEFINED AS [W/V]
(*)                                     (*)
(*)                                     (*)
(*)                                     (*)
(*)                                     (*)


Store under refrigeration (2(Degree)-8(Degree) C).  Do not freeze.

-------------------------------------------------------------------------------


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.







                                      44.

                                   APPENDIX G

    INITIAL TIMELINE AND DEVELOPMENT PLAN FOR UNITED STATES, EUROPE AND JAPAN



DEVELOPMENT PLAN:

o          OBJECTIVE:
           (*)


o          PERFORMANCE PROFILE:

           (*)

o          APPROACH:

           (*)

ESTIMATED DEVELOPMENT EVENTS:

           (*)



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 406.






                                      45.

                                TABLE OF CONTENTS

                                                                                            PAGE
1. DEFINITIONS.................................................................................1

   1.1    Affiliate............................................................................1

   1.2    Alcon Inventions.....................................................................1

   1.3    Alcon Patents........................................................................1

   1.4    Competitive Product..................................................................2

   1.5    Confidential Information.............................................................2

   1.6    Determination........................................................................2

   1.7    Device...............................................................................2

   1.8    Drug Substance.......................................................................2

   1.9    EMEA.................................................................................2

   1.10   Extended Lutetium Texaphyrin.........................................................2

   1.11   Evaluation Period....................................................................2

   1.12   Evaluation Plan......................................................................2

   1.13   FDA..................................................................................2

   1.14   FD&C Act.............................................................................2

   1.15   Field................................................................................2

   1.16   Fill and Finish......................................................................2

   1.17   First Commercial Sale................................................................2

   1.18   Good Clinical Practices..............................................................2

   1.19   Good Laboratory Practices............................................................2

   1.20   Good Manufacturing Practices.........................................................3

   1.21   Health Authority.....................................................................3

   1.22   HC Agreement.........................................................................3

   1.23   HCC..................................................................................3

   1.24   IND..................................................................................3

   1.25   Licensed Product.....................................................................3

   1.26   Lutetium Texaphyrin..................................................................3

   1.27   MA...................................................................................3

   1.28   MAA..................................................................................3

   1.29   NDA..................................................................................3




                                      i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
   1.30   Net Sales............................................................................3

   1.31   Non-Lutetium Texaphyrin..............................................................4

   1.32   Party................................................................................4

   1.33   PCI-0123.............................................................................4

   1.34   PCI-0123 Formulation.................................................................4

   1.35   PCI-0123 Substance...................................................................4

   1.36   Pharmacyclics Inventions.............................................................4

   1.37   Pharmacyclics Know-How...............................................................4

   1.38   Pharmacyclics Patents................................................................5

   1.39   Pharmacyclics Technology.............................................................5

   1.40   Phase II.............................................................................5

   1.41   Phase III............................................................................5

   1.42   PDT or Photodynamic Therapy..........................................................5

   1.43   Program..............................................................................5

   1.44   Program Intellectual Property........................................................5

   1.45   Term.................................................................................5

   1.46   Territory............................................................................5

   1.47   Texaphyrin...........................................................................5

   1.48   UT License...........................................................................5

2. EVALUATION PROGRAM..........................................................................5

   2.1    Preparation and Conduct of Evaluation Plan...........................................5

   2.2    Cost of the Program..................................................................6

   2.3    Compliance with Law..................................................................6

   2.4    Supply of PCI-0123 Substance and PCI-0123 Formulation................................6

   2.5    Acquisition of Device................................................................6

   2.6    Intellectual Property Developed during the Evaluation Period.........................6

   2.7    Exchange of Information; Reports during the Evaluation Period........................7

   2.8    Development and Commercialization Determination......................................8

3. LICENSE GRANTS; EXCLUSIVITY.................................................................9

   3.1    Development and Evaluation Licenses..................................................9


                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
   3.2    Commercialization License.............................................................9

   3.3    UT License............................................................................9

   3.4    Sublicense Rights.....................................................................9

   3.5    Rights Upon Expiration................................................................9

   3.6    Exclusivity; Right of First Negotiation...............................................9

   3.7    Covenants of Alcon...................................................................12

   3.8    Competitive Products.................................................................12

   3.9    Development of Licensed Products Outside The Field...................................14

   3.10   Modifications to Licensed Product....................................................15

   3.11   Additional Licensed Products.........................................................16

4. LICENSE FEE, MILESTONE PAYMENTS AND ROYALTIES...............................................16

   4.1    Technology Access Fee................................................................16

   4.2    License Fee..........................................................................16

   4.3    Milestone Payments...................................................................16

   4.4    Royalties............................................................................17

   4.5    Duration of Royalty Payments.........................................................18

5. PAYMENTS, REPORTS AND RECORDS...............................................................19

   5.1    Payments.............................................................................19

   5.2    Late Payments........................................................................19

   5.3    Exchange Rates; Blocked Currency.....................................................19

6. MANUFACTURE AND SUPPLY OF LICENSED PRODUCT..................................................20

   6.1   Supply of Drug Substance..............................................................20

   6.2   Fill and Finish of Licensed Products..................................................20

   6.3   Formulation Work......................................................................21

   6.4   Standby License.......................................................................21

7. MANUFACTURE AND SUPPLY OF DEVICES...........................................................21

8. DILIGENCE IN DEVELOPMENT AND COMMERCIALIZATION..............................................22

   8.1   Development Strategy..................................................................22

   8.2   Development of Licensed Product.......................................................22

   8.3   Marketing Efforts; Required Markets...................................................22


                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
   8.4   Reports and Data......................................................................23

   8.5   Marketing Restrictions................................................................23

   8.6   Trademark.............................................................................23

   8.7   Packaging.............................................................................23

   8.8   Costs.................................................................................23

9. REGULATORY MATTERS..........................................................................23

   9.1   Government Approval...................................................................23

   9.2   Right to Reference Data...............................................................24

   9.3   Adverse Reaction Reporting............................................................24

   9.4   Compliance............................................................................25

10. LIABILITY AND INDEMNIFICATION..............................................................25

   10.1  Indemnification by Alcon..............................................................25

   10.2  Indemnification by Pharmacyclics......................................................25

11.INTELLECTUAL PROPERTY DEVELOPED POST-EVALUATION PERIOD......................................26

   11.1  Ownership of Intellectual Property....................................................26

   11.2  Licenses..............................................................................26

   11.3  Patent Prosecution and Maintenance....................................................26

   11.4  Infringement of Third Party Patents...................................................27

   11.5  Third Party Infringement/Misappropriation.............................................27

   11.6  Loss of Exclusivity...................................................................28

12. WARRANTIES AND REPRESENTATIONS.............................................................29

    12.1 Authorization.........................................................................29

    12.2 Disclaimer............................................................................29

    12.3 Warranty..............................................................................29

13. TERM.......................................................................................29

14. TERMINATION................................................................................29

    14.1 During Evaluation Period..............................................................29

    14.2 Early Termination by Alcon............................................................29

    14.3 Early Termination by Pharmacyclics....................................................29

    14.4 Termination by Alcon..................................................................30



                                      iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE

    14.5 Termination for a Competitive Product.................................................31

    14.6 Damages...............................................................................31

    14.7 Waiver................................................................................31

    14.8 Survival..............................................................................32

15. CONFIDENTIALITY............................................................................32

    15.1  Confidential Information.............................................................32

    15.2  Treatment of Confidential Information................................................32

    15.3  Exceptions...........................................................................32

    15.4  Terms of this Agreement..............................................................32

    15.5  Prior Confidentiality Agreements.....................................................33

16. PUBLICITY..................................................................................33

17. FORCE MAJEURE..............................................................................33

18. SUCCESSION AND ASSIGNMENT..................................................................33

19. NOTICES....................................................................................34

20. AFFILIATES.................................................................................34

21. WAIVER.....................................................................................34

22. ENTIRE AGREEMENT AND AMENDMENT; TITLES.....................................................35

    22.1  Entire Agreement.....................................................................35

    22.2  Titles...............................................................................35

23. SEVERABILITY...............................................................................35

24. NO AGENCY..................................................................................35

25. GOVERNING LAW..............................................................................35

26. MODIFICATIONS..............................................................................35

27. LITIGATION.................................................................................36




                                      v.